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                                                                                               EXHIBIT A
                                                                        LIMITED PARTNERSHIP AGREEMENT
         MERIDIAN HEALTH CARE GROWTH AND INCOME FUND LIMITED PARTNERSHIP

                                TABLE OF CONTENTS
                                                                                                                            Page
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                             Preliminary Statement               ........................................................... A-3
                             Article I - Defined Terms                   ................................................... A-3
                             Article II -Name; Purpose; Term and Certificate                                ................ A-10
                                 Section 2.1 Name; Formation                    ............................................ A-10
                                 Section 2.2 Place of Registered Office                     ................................ A.10
                                 Section 2.3 Purpose             ........................................................... A-10
                                 Section 2.4 Term           ................................................................ A-10
                                 Section 2.5 Recording of Certificate                    ................................... A-10
                             Article III - Partners; Capital                 ............................................... A-10
                                 Section 3.1 General Partners; Assignor Limited Partner;
                                    Subordinated Limited Partners                    ....................................... A-10
                                 Section 3.2 Investors            .......................................................... A-11
                                 Section 3.3 Partnership Capital                  .......................................... A-11
                                 Section 3.4 Liability of Partners and Investors                        .................... A-12
                             Article IV - Allocations, Distributions and Applicable Rules                     .............  A-12
                                 Section 4.1 Allocation of Profit or Loss from a Sale                             .......... A-12
                                 Section 4.2 Distribution of Net Proceeds from a Refinancing or Sale        ...............  A-13
                                 Section 4.3 Distribution of Net Cash Flow and Allocation of Profit and Loss from
                                    Operations         ..................................................................... A-13
                                 Section 4.4 Liquidation or Dissolution                      ............................... A-14
                                 Section 4.5 General and Special Rules                       ............................... A-14
                             Article V - Rights, Powers and Duties of Partners                               ............... A-18
                                 Section 5.1 Management and Control of the Partnership; Tax Matters Partner     ............ A-18
                                 Section 5.2 Authority of General Partners                         ......................... A-18
                                 Section 5.3 Authority of Investors                   ...................................... A-21
                                 Section 5.4 Restrictions on Authority                     ................................. A-21
                                 Section 5.5 Authority of Partners and Affiliated Persons to Deal with Partnership ..........A-22
                                 Section 5.6 Duties and Obligations of the General Partners         .......................  A-23
                                 Section 5.7 Compensation of General Partners                           .................... A-25
                                 Section 5.8 Other Businesses of Partners                       ..................... ...... A-25
                                 Section 5.9 Liability of General Partners and Assignor Limited Partner to Limited
                                    Partners or Investors            ....................................................... A-25
                                 Section 5.10 Indemnification                ............................................... A-25
                             Article VI - Transferability of a General Partner's Interest    ............................... A-26
                                 Section 6.1 Removal, Voluntary Retirement or Withdrawal of a General Partner;
                                    Transfer of Interests           ........................................................ A-26
                                 Section 6.2 Election and Admission of Successor or Additional General Partners  ............A-26
                                 Section 6.3 Events of Withdrawal of A General Partner         ............................. A-26
                                 Section 6.4 Liability of a Withdrawn General Partner                         .............. A-27
                                 Section 6.5 Valuation of Partnership Interest of General Partner             .............  A-27
                             Article VII - Assignment of Assignee Units to Investors; Transferability of Limited
                                    Partner Interests and Units                ............................................. A-28
                                 Section 7.1 Assignments of the Assignee Units to Investors   .............................  A-28
                                 Section 7.2 Transferability of Units                   .................................... A-29
                                 Section 7.3 Death, Bankruptcy or Adjudication of Incompetence of an Investor or a
                                    Limited Partner           .............................................................. A-30
                                 Section 7.4 Effective Date               ........................................ ......... A-30

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                                      Section 7.5 Substitute Limited Partners                  ...............................A-30
                                      Section 7.6 Retirement or Withdrawal of a Limited Partner                            .. A-30
                                   Article VIII - Dissolution, Liquidation and Termination of the Partnership                 A-31
                                      Section 8.1 Events Causing Dissolution                   ...............................A-31
                                      Section 8.2 Liquidation            .................................................... A-31
                                      Section 8.3 Capital Contribution Upon Dissolution                        .............. A-32
                                   Article IX - Certain Payments to the General Partners and Affiliates                   ... A-32
                                      Section 9.1 Reimbursement of Certain Costs and Expenses of the General Partners and
                                         Affiliates    ................................................................... .. A-32
                                      Section 9.2 Fees        ............................................................... A-33
                                   Article X - Books and Records; Bank Accounts; Reports                    ................. A-34
                                      Section 10.1 Books and Records                 ........................................ A-34
                                      Section 10.2 Bank Accounts               .............................................. A-34
                                      Section 10.3 Reports          ......................................................... A-34
                                      Section 10.4 Federal Tax Elections                ................................... . A-35
                                   Article XI - Meetings of Investors                .......................................  A-36
                                      Section 11.1 Calling Meetings            .............................................. A-36
                                      Section 11.2 Notice; Procedure               .......................................... A-36
                                      Section 11.3 Right to Vote             ................................................ A-36
                                      Section 11.4 Proxies; Rules             ............................................... A-36
                                   Article XII - General Provisions                .......................................... A-37
                                      Section 12.1 Appointment of Administrative General Partner as Attorney-in-Fact          A-37
                                      Section 12.2 Waiver of Partition               ........................................ A-37
                                      Section 12.3 Notification        ...................................................... A-37
                                      Section 12.4 Word Meanings             ................................................ A-37
                                      Section 12.5 Binding Provisions            ............................................ A-37
                                      Sectio   12.6 Applicable Law           ................................................ A-37
                                      Section 12.7 Counterparts             ................................................. A-38
                                      Section 12.8 Separability of Provisions                ................................ A-38
                                      Sectio   12.9 Paragraph Titles          ............................................... A-38
                                      Section 12.10 Entire Agreement               .......................................... A-38
                                      Section 12.11 Amendments               ................................................ A-38
                                   Signatures    ............................................................................ A-39
                                   Schedule A       ..........................................................................A-41

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                   MERIDIAN HEALTH CARE GROWTH AND INCOME FUND
                               LIMITED PARTNERSHIP
                        AGREEMENT OF LIMITED PARTNERSHIP
                         THIS  AGREEMENT  OF  LIMITED  PARTNERSHIP,  dated as of
                    December 8, 1987, is by and among Brown Healthcare,  Inc., a
                    Maryland corporation, as the Administrative General Partner,
                    Meridian   Healthcare   Investments,    Inc.,   a   Maryland
                    corporation,  as the  Development  General  Partner,  Realty
                    Associates 1988 Limited Partnership, a Maryland limited partnership, and Meridian Healthcare Investments, Inc., a
                    Maryland corporation,  as Subordinated Limited Partners, and
                    Brown Healthcare Holding Co., Inc., a Maryland corporation, as the Assignor Limited Partner.

                                           Preliminary Statement
                         The  General   Partners,   the   Subordinated   Limited
                    Partners, and the Assignor Limited Partner desire to form Meridian Healthcare Growth and Income Fund Limited Partnership (the "Fund"), pursuant to the Delaware Revised Uniform Limited Partnership Act.
                         NOW, THEREFORE, in consideration of the mutual promises
                    made herein, the parties hereto, intending to be legally bound, hereby agree as follows:
                                                                  ARTICLE I
                                                              DEFINED TERMS
                         The defined terms used in this Agreement shall,  unless
                    the context otherwise expressly requires, have the meanings specified in this Article I.
                         "Accountants" means such nationally  recognized firm of
                    independent certified public accountants as shall be engaged from time to time by the General Partners on behalf of the Fund.
                         "Acquisition Expenses" means expenses,  including,  but
                    not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of Facilities or Operating Partnership Interests, whether or not acquired.
                         "Acquisition  Fees"  means  the  total  of all fees and
                    commissions paid by any party on behalf of the Fund or an Operating Partnership in connection with the selection, purchase or development of, or investment in, any Facility by the Fund or an Operating Partnership, including, without limitation, any real estate commission, selection fee, non-recurring management fee, development fee, or any fee of a similar nature, however designated.
     "Act" means the Delaware Revised Uniform Limited Fund Act (6 DEL.C 17-101 et. seq.) as amended or modified from time to time. "Additional General Partner" means any Person who is admitted as an Additional General Partner of the Fund, under the provisions of Article VI, after the date of this Agreement.
                         "Adjusted  Capital Balance" of a Partner or an Investor
                    means the Capital Contribution of the Partner or the Assignor Limited Partner made on behalf of an Investor, less any Net Proceeds of Sale or Refinancing actually distributed to the Partner or Investor (other than that portion, if any, which is payment of an unpaid Preferred Return), as provided in Article IV herein, at the time of reference thereto.
                         "Administrative    General    Partner"    means   Brown
                    Healthcare, Inc., a Maryland corporation, or any Person who is designated as the Administrative General Partner in the Schedule at the time in question.
                         "Affiliate" means (i) any Person directly or indirectly
                    controlling, controlled by or under common control with another Person, (ii) any Person owning or controlling 10% or more of the outstanding voting securities of such other Person, (iii) any officer, director or partner of such Person, and (iv) if

                                                                      A-3
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                           such other Person is an officer, director or partner,
                           any company for which such Person acts in any such capacity.
                                "Agreement"   means  this  Limited   Partnership
                           Agreement as originally executed and as amended from time to time, as the context requires. Words such as "herein", "hereinafter," "hereof," "hereto," "hereby" and "hereunder," when used with reference to this Agreement, refer to this Agreement as a whole unless the context otherwise requires.
                                "Assigned Limited Partnership  Interest" means a
                           Partnership   Interest   which  is  credited  to  the
                           Assignor Limited Partner on the books and records of the Fund in respect of a purchase of one Unit by an Investor. Each Assigned Limited Partnership Interest represents a contribution to the capital of the Fund equal to $25, regardless of any reduction in Selling Commissions.
                                "Assignee  Units" means the ownership  interests
                           of an Investor in the Fund at any particular time, including the right of such Investor to any and all benefits to which an Investor may be entitled as provided in this Agreement. The ownership interests of the Investors in the Fund are sometimes referred to herein as "Units".
                                "Assignor    Limited    Partner"   means   Brown
                           Healthcare  Holding Co., Inc.  which will (i) own any
                           Assigned   Limited   Partnership   Interests   issued
                           pursuant to Sections 3.2 and 7.1 hereof, and (ii) transfer and assign to those Persons who acquire Units all of its rights and interest in Assigned Limited Partnership Interests in accordance with Sections 3.2 and 7.1 hereof.
                                "Capital Account" means (i) the separate account
                           maintained and adjusted on the books and records of the Fund for each Partner and (ii) the separate subaccount of the Capital Account of the Assignor Limited Partner maintained and adjusted for each
                           Investor.   Each  Partner's  and  Investor's  Capital
                           Account is credited with his Capital Contributions and his distributive share of Fund Profit (or item
                           thereof).   Each  Partner's  or  Investor's   Capital
                           Account is debited with the cash and the fair market value of any property distributed to him (net of liabilities assumed by such Partner or Investor and liabilities to which such distributed property is subject), his distributive share of Fund Loss (and deduction (or item thereof)), and his distributive share of Fund expenditures described in Section 705(a)(2)(B) of the Code (including losses disallowed under Section 267(a)(1) or 707(b) of the Code, and
                           Section 709(a) syndication expenditures applied to reduce the Capital Accounts of the Partners or Investor's to whom such expenditures are allocable at the time such expenditures are paid or incurred). Each Partner's and Investor's Capital Account shall also be adjusted pursuant to Sections 4.4 and 4.5 hereof and as required by the Income Tax Regulations promulgated under Section 704 of the Code. Any
                           questions   concerning  a  Partner's  or   Investor's
                           Capital Account shall be resolved by the General Partners in their reasonably exercised discretion, applying principles consistent with this Agreement and the regulations promulgated under Section 704 of the Code in order to assure that all allocations herein will have substantial economic effect or will otherwise be respected for income tax purposes. For purposes of this paragraph, a Partner or Investor who has more than one Partnership Interest or Unit, as the case may be, shall have a single Capital Account that reflects all of his Partnership Interests and Units, regardless of the class of Interests owned (e.g., general or limited) and regardless of the time or manner in which the Partnership Interests and Units were acquired.
                                "Capital Contribution" means the total amount of
                           cash and the fair  market  value of any other  assets
                           contributed   to  the  Fund  by  a  Partner  (net  of
                           liabilities assumed by the Fund and liabilities to which any such contributed assets are subject) and, with respect to an Investor, the Capital Contribution of the Assignor Limited Partner made on behalf of such Investor (without regard to any reduction of Selling Commissions). Any reference in this Agreement to the Capital Contribution of a then-Partner or
                           Investor   shall   include  a  Capital   Contribution
                           previously made by any prior Partner or Investor with respect to the Interest or Unit of such then-Partner or then-Investor, except to the extent that all or a portion of the Interest or Unit of any prior Partner or Investor shall have been terminated and the portion so terminated not transferred to a successor Partner or Investor.
                                "Cash Flow  Deficit  Guaranty  Agreement"  means
                           that certain agreement to be entered into by the Fund pursuant to which the Development General Partner will agree to fund, on a monthly basis, up to $570,000 of the operating deficits generated by the Development Facilities (on a combined basis)
                                                                             A-4
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                  in excess of  $570,000  of the  aggregate  operating  deficits generated in respect of such Facilities during the first two years of operations of the Development Facilities. Payments made by the Development General Partner under the Cash Flow Deficit Guaranty Agreement will be non-interest bearing until the first quarter after the Commencement Date that Investors receive distributions equal to the Preferred Return and will be repaid as provided in Article IV.
                        "Certificate"   means   the   Certificate   of   Limited
                   Partnership establishing the Fund, as filed with the office of the Secretary of State of the State of Delaware on or about the date of this Agreement, as it may be amended from time to time in accordance with the terms of this Agreement and the Act.
                        "Code"  means  the  Internal  Revenue  Code of 1986,  as
                   amended (or any corresponding provision of succeeding law).
                        "Commencement  Date" means the date Facility V commences
                   operations  and the Fund  effectively  acquires the Operating
                   Partnership   Interest  relating  to  Facility  V  under  the
                   applicable Development Partnership Interest Acquisition Agreement.
                        "Consent of the  Investors"  shall mean the  affirmative
                   vote of Investors owning more than 50% of the outstanding Units.
                        "Controlling Person" of any General Partner or Affiliate
                   thereof means any person who (a) performs functions for a General Partner or Affiliate similar to those of (i) a Chairman or member of the Board of Directors, (ii) executive
                   management,   such  as  a  President,  or  a  Vice-President,
                   Secretary or Treasurer, or (iii) senior management; or (b) holds a 5% or more equity interest in the General Partner or Affiliate, or has the power to direct or cause the direction of the General Partner, or Affiliate, whether through the ownership of voting securities, by contract or otherwise.
                        "Development  General Partner" means Meridian Healthcare
                   Investments, Inc., or any Person who is designated as the Development General Partner in the Schedule at the time of reference thereto.
                        "Development     Partnership     Interest    Acquisition
                   Agreements" means those agreements pursuant to which the Fund will acquire, subject to raising sufficient proceeds of the Offering, Operating Partnership Interests of the Operating Partnerships that own Facility V, Facility VI and Facility VII.
                        "Due Diligence Expense  Reimbursement Fee" means the fee
                   equal to 2% of the Gross Proceeds of the Offering allowed to the Selling Agent, which may be re-allowed to Soliciting Dealers, for advisory services, due diligence activities and the reimbursement of expenses.
                        "Entity"   means  any   general   partnership,   limited
                   partnership,   corporation,  joint  venture,  trust,  estate,
                   business trust, cooperative, association or other legal form of organization.
                        "Escrow  Agent"  means  Mercantile-Safe  Deposit & Trust
                   Company, or such other escrow agent chosen by the General Partners to hold funds from Persons who have subscribed to become Investors pending the assignment of Assignee Units to them.
                        "Existing  Partnership Interest Acquisition  Agreements"
                   means those agreements pursuant to which the Fund will acquire, subject to raising sufficient proceeds of the Offering, Operating Partnership Interests relating to
                   Facility III and Facility IV.
                        "Facilities"  mean the nursing centers  described in the
                   Prospectus  which are to be  acquired,  developed,  owned and
                   operated  by  the  Operating   Partnerships,   including  all
                   replacements thereto and all personal property which is used in connection therewith. Any one of the Facilities may herein be referred to as a "Facility". The terms "Facility I" through "Facility VII" shall be defined by reference to the use of such terms in the Prospectus.
                        "Front-End  Fees"  means fees and  expenses  paid by any
                   Person for any services rendered during the organization or acquisition phase of the Fund, including the Offering and
                   Organization   Expense   Fee,  the  Due   Diligence   Expense
                   Reimbursement Fee, the Selling Commissions, the Acquisition Expenses, the Acquisition Fees, mortgage placement, financing or refinancing fees and any other similar fees.

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                              "Fund"  means the  limited  partnership  formed in
                           accordance with this Agreement by the parties hereto, as said limited partnership may from time to time be constituted.
                               "Fund  Property"  means all or any portion of the
                           assets  owned or to be owned by the  Fund,  including
                           the   Operating   Partnership   Interests   and   all
                           incidental personal property.
                               "General  Partner" means any Person designated as
                           a General Partner in the Schedule and any Person who becomes a Successor or Additional General Partner as provided herein, in each such Person's capacity as a General Partner of the Fund.
                               "Gross   Proceeds  of  the  Offering"  means  the
                           aggregate of the proceeds from the sale of Units in the Offering, which amount is equal to the total of all Capital Contributions of the Investors.
                               "Increased  Maximum  Offering  Amount"  means the
                           total amount of $38,500,000 in Gross Proceeds of the Offering.
                               "Interest" or  "Partnership  Interest"  means the
                           entire ownership interest (which maybe segmented into and/or expressed as a percentage of various rights and/or liabilities) of a Partner in the Fund at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in the Agreement and in the Act, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement and of the Act.
                               "Interest Income" means interest income under the
                           Purchase   Money   Financing   with   respect  to  an
                           installment or other deferred Sale.
                               "Interest  Income Cash" means Net Proceeds from a
                           Sale attributable to an installment or other deferred Sale.
                               "Interim   Investments"   means  the   short-term
                           investments   made  with  the  Net  Proceeds  of  the
                           Offering  until such Net Proceeds of the Offering are
                           disbursed   for    acquisition   of   the   Operating
                           Partnership Interests.
                               "Investor"  means  (i) any  Person  who  holds an
                           Assignee Unit and is reflected as an Investor on the books and records of the Fund, and (ii) any Investor who has been admitted to the Fund as a Substitute Limited Partner pursuant to Section 7.5 hereof.
                               "Investment  in  Properties"  means the amount of
                           Capital  Contributions  used  to make  or  invest  in
                           mortgage  loans  or  the  amount   actually  paid  or
                           allocated to the purchase and development of the Facilities or the Operating Partnership Interests
                           (including  the  purchase  of   properties,   working
                           capital  reserves   allocable  thereto  (except  that
                           working capital reserves in excess of 5% shall not be included), and other cash payments such as interest and taxes but excluding Front-End Fees).
                               "Limited   Partner"   means  any  Person  who  is
                           designated as a Limited Partner on the books and records of the Fund at the time of reference thereto, in each such Person's capacity as a Limited Partner of the Fund.
                               "Limited   Partnership    Interest"   means   the
                           ownership interest of the Assignor Limited Partner and all other Limited Partners in the Fund.
                               "Limited   Partnership  Interest  Percentage"  in
                           respect of any Investor means the percentage obtained by converting to a percentage the fraction having the number of Assignee Units owned by such Investor as its numerator and having the number of Assignee Units owned by all Investors at the time of reference thereto as its denominator.
                               "Majority Vote of the  Investors"  shall mean the
                           affirmative vote of Investors owning more than 50% of the outstanding Units.
                               "Management   Agreements"   means  those  certain
                           agreements to be entered into by the Operating Partnerships and the Nursing Center Manager pursuant to which the Nursing Center Manager shall manage each of the Facilities for a fee of 6% of the total revenues of the Facilities, provided however, that one-half of the management fee (3% of total revenues) payable in respect of a Development
                                                                            A-6
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                    Facility will be deferred to the extent necessary to support the Investors' Preferred Return for the first two years after the Commencement Date.
                         "Maximum  Offering  Amount"  means the total  amount of
                    $24,500,000 in Gross Proceeds of the Offering.
                         "Minimum Gain" means with respect to each  non-recourse
                    liability of the Fund (including the Fund's share of the non-recourse liabilities of the Operating Partnerships) and subject to certain adjustments pursuant to Income Tax Reg. ss.1.704-1(b)(4)(iv)(c), the amount of gain (of whatever character), if any, that would be realized by the Fund, if the Fund disposed of (in a taxable transaction) any of the assets subject to such liability in full satisfaction of the liability. For this purpose, only the portion of the assets' adjusted basis allocated to non-recourse liabilities of the Fund shall be taken into account.
                         "Minimum Offering Amount" means the amount of
                    $2,830,000 in Gross Proceeds of the Offering.
                         "Net Cash  Flow"  means,  with  respect  to any  fiscal
                    period,  the excess,  if any, of (i) all cash funds  derived
                    from  the   operations  of  the  Fund  during  such  period,
                    including the yield from the Interim Investments and excess cash reserves deemed distributable by the General Partners
                    pursuant  to  Section  3.3E  hereof,   over  (ii)  all  cash
                    disbursed in the operations of the Fund during such period, including cash used to pay, or establish reasonable reserves for, operating expenses, fees, commissions, debt service and loan repayments (except for repayment of advances under the
                    Cash  Flow  Deficit   Guaranty   Agreement),   improvements,
                    repairs,   replacements,   contingencies   and   anticipated
                    obligations, except to the extent any such payment is made out of reserves set aside for such purpose. Net Cash Flow shall not include amounts distributed or to be distributed under Section 4.2 hereof.
     "Net Proceeds of the Offering" means the Gross Proceeds of the Offering less the Selling Commis- sions, the Due Diligence Expense Reimbursement Fee, and the Offering and Organization Expense Fee.
                         "Net  Proceeds  from a  Refinancing"  means  the  gross
                    proceeds to the Fund of any Refinancing, less any amounts deemed necessary by the General Partners to be allocated to the establishment of reserves, the payment of any debts and liabilities of the Fund to creditors (except for repayment of the Operating Deficit Loan and the Deferred Management Fee Loans), and the payment of any reasonable expenses or costs associated with the Refinancing, including but not limited to, fees, points, or commissions paid to any unaffiliated Persons.
                         "Net Proceeds from a Sale" means the gross  proceeds to
                    the Fund of any Sale, less any amounts deemed necessary by the General Partners to be allocated to the establishment of reserves, the payment of any debts and liabilities of the Fund to creditors (except for repayment of the Operating Deficit Loan and the Deferred Management Fee Loans), and the payment of any reasonable expenses or costs associated with the Sale, including but not limited to, fees or real estate brokerage commissions paid to any unaffiliated Persons and, subject to Sections 5.2.A(viii) and 9.2.A(vi), fees or real estate brokerage commissions paid to the General Partners or Affiliates.
                         "Net  Proceeds  of sale or  Refinancing"  means the Net
                    Proceeds from a Sale or Net Proceeds from a Refinancing, as the case may be.
                         "Notification"   means  a   writing,   containing   the
                    information required by this Agreement to be communicated to any Person, sent or delivered to such Person in accordance with the provisions of Section 12.3 of this Agreement.
                  "Nursing Center Manager" means Meridian Nursing Centers, Inc.
                         "Offering"means  the  offering  and sale of Units for a
                    minimum of $2,830,000 and a maximum of $38,500,000, as more fully described in the Prospectus.
                         "Offering and  Organization  Expense Fee" means the fee
                    paid to the Administrative General Partner equal to 4.35% of the Gross Proceeds of the Offering, payable at such times as the Investors are recognized as such on the books of the Fund, for
                             services rendered and costs incurred in connection with the Organization of the Fund and the offering of Units.
                                   "Operating  Deficit  Loan"  means  the  funds
                             advanced to the Fund by the Development General Partner under the terms of the Cash Flow Deficit Guaranty Agreement.
                                   "Operating  Partnerships"  means the  limited
                             partnerships, each of which will own and operate a Facility.
                                   "Operating  Partnership  Interest"  means the
                             98.99% partnership interest of the Fund in an Operating Partnership.
                        "Partner" means any General Partner or Limited Partner.
                                   "Partnership  Interest  Options"  means those
                             agreements pursuant to which the Fund will acquire, subject to raising sufficient proceeds of this
                             Offering,   Operating   Partnership   Interests  in
                             respect of Facility I and Facility II.
                                   "Person" means any individual or Entity.
                                   "Preferred   Return"  means  the  cumulative,
                             non-compounded annual return equal to 10. 125% of the Adjusted Capital Balance of each Investor commencing on the earlier of (i) the final closing for the sale of Units or (ii) June 30, 1988. At the time of a Sale or Refinancing, if any portion of the Preferred Return of an Investor has not been paid from Net Cash Flow, such unpaid portion will be added to the Investor's priority distribution from the Net Proceeds of Sale or Refinancing, all as more fully set forth in Article IV.
                                   "Profit"  or "Loss"  means,  for each  fiscal
                             year or other period, an amount equal to the Fund's taxable income or loss for such year or period, with the following adjustments:
                                       (i) Any income of the Fund that is exempt
                                   from federal income tax shall be added to such taxable income or loss;
                                       (ii)   Any   expenditures   of  the  Fund
                                   described in Section 705(a)(2)(B) of the Code, or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Income Tax
                                   Reg.   ss.1.704-1(b)(2)(iv)(i),    shall   be
                                   subtracted from such taxable income or loss; and
                                       (iii)   In  lieu  of  the   depreciation,
                                   amortization    and   other   cost   recovery
                                   deductions taken into account in computing such taxable income or loss, an amount equal to the depreciation, amortization, or other
                                   cost  recovery   deduction   allowable   with
                                   respect to an asset for such year or other period for federal income tax purposes shall be taken into account, except that if the fair market value on the date that the asset is contributed to the Fund (or if the basis of such asset for book purposes is adjusted
                                   under  the  Income  Tax   Regulations,   such
                                   adjusted   book  basis)   differs   from  its
                                   adjusted   basis  for   federal   income  tax
                                   purposes at the beginning of such year or other period, the depreciation, amortization and other cost recovery deductions taken into account shall be equal to an amount which bears the same ratio to such beginning fair market value (or adjusted book basis) as the
                                   federal     income     tax      depreciation,
                                   amortization,    or   other   cost   recovery
                                   deduction for such year or other period bears to such beginning adjusted tax basis. Except as otherwise provided herein, each item of income, gain, loss, deduction, preference or recapture entering into the computation of Profit or Loss hereunder shall be allocated to each Partner in the same proportion as Profit and Loss are allocated.
                                   "Prospectus"   means  the  Fund's  Prospectus
                             contained in the  Registration  Statement  filed on
                             Form   S-1  with  the   Securities   and   Exchange
                             Commission for the registration of the Units under the Securities Act of 1933, in the final form in which it is filed with the Securities and Exchange Commission and as thereafter supplemented pursuant to Rule 424 under the Securities Act of 1933. Any reference herein to "date of the Prospectus" shall be deemed to refer to the date of the Prospectus in the form filed pursuant to Rule 424(b) of the Securities Act of 1933.
                                   "Purchase Money  Financing"  means a purchase
                             money note or other form of installment sale obligation received by the Fund pursuant to a Sale.

                         "Refinancing"   means   the   replacement,    increase,
                    consolidation, modification, extension of all or any component of any loan, debt, obligation or financing of the Fund or any Operating Partnership.
                         "Sale" means any  transaction  entered into by the Fund
                    or an Operating Partnership resulting in the receipt of cash or other consideration (other than the receipt of Capital Contributions) not in the ordinary course of its business, including, without limitation, sales or exchanges or other dispositions of Facilities, Operating Partnership Interests and real or personal property of the Fund, condemnations, recoveries of damage awards and insurance proceeds (other than business or rental interruption insurance proceeds), but excepting any borrowing, mortgage financings or Refinancings.
                         "Schedule"  means  Schedule A annexed hereto as amended
                    from time to time and as so amended at the time of reference thereto.
                         "Selling  Agent" means Alex.  Brown Realty  Securities,
                    Inc., an Affiliate of the Administrative General Partner, which will offer the Units on a best efforts basis pursuant to the Selling Agent Agreement.
     "Selling Agent Agreement" means that certain agreement to be entered into by the Fund, Alex. Brown Realty Securities, Inc., the Administrative General Partner, and the Development General Partner, pursuant to which Alex. Brown Realty Securities, Inc. will offer and sell the Units on a best efforts basis.
                         "Selling  Commissions"  means the maximum total (or any
                    portion thereof) of 7.0% of the Gross Proceeds of the Offering paid to the Selling Agent or other soliciting dealers for their efforts in offering the Units. The 7.0% maximum Selling Commissions will be reduced for volume purchases and purchases by certain Affiliates as specified in the Prospectus.
                         "Sponsor"  means  any  Person  directly  or  indirectly
                    instrumental in organizing, wholly or in part, the Fund or who will manage or participate in the management of the Fund, and any Affiliate of such Person, but does not include
                    (a) any Person whose only relationship with the Fund or the General Partner is that of an independent property manager if such person's only compensation from the Fund is in the form of fees for the performance of property management services, or (b) wholly- independent third parties such as attorneys, accountants and broker-dealers whose only compensation from the Fund is for professional services rendered in connection with the Offering or the operations of the Fund.
                         "Subordinated  Limited Partner" means any Person who is
                    designated as a Subordinated Limited Partner on the books and records of the Fund.
                         "Substitute Limited Partner" means any Investor who has
                    elected to convert from an Investor to a Limited Partner pursuant to Section 7.5 of this Agreement.
                         "Successor  General  Partner"  means any  Person who is
                    admitted as a Successor General Partner to the Fund under the provisions of Article VI after the date of this Agreement.
                         "Tax Matters Partner" means the Administrative  General
                    Partner designated in Section 5.1 as the tax matters partner, as defined in Section 6231(a)(7) of the Code.
                         "Termination  Date of the Offering" means the date upon
                    which the Offering will terminate, which, if not sooner terminated by the General Partners, will be one year from the date of the Prospectus.
                         "Unit"  means (i) an  Assignee  Unit  representing  the
                    assignment by the Assignor Limited Partner of one Assigned Limited Partnership Interest, and (ii) the Partnership Interest attributable to one Unit of any Investor who has become a Substitute Limited Partner pursuant to Section 7.5 hereof.
                         "U.S.  Person"  means a Person who is (i) an individual
                    who is either a United States citizen or a resident of the United States for federal income tax purposes, (ii) a corporation, partnership, or other legal entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) a corporation that is not created or organized in or under the laws of the United States or any political subdivision thereof but which has made an election under Section 897(i) of the Code to be treated as a domestic corporation for certain purposes of federal income taxation, or (iv) an estate or trust whose income from sources without the United States is includable in its gross income for federal income tax purposes regardless of its connection with a trade or business carried on in the United States.
                                "Working Capital Reserves" means, initially, the
                            portion of the Net Proceeds of the Offering set aside as working capital reserves pursuant to
                            Section 3.3E, as increased or decreased from time to time at the discretion of the General Partners.

                                   ARTICLE II
                       NAME; PURPOSE; TERM AND CERTIFICATE

                            Section 2.1 Name; Formation
                                The Partners hereby form the limited partnership
                            to be known as "Meridian Healthcare Growth and Income Fund Limited Partnership", and such name shall be used at all times in connection with the Fund's business and affairs; provided, however, that the Fund may use trade names in its business operations. The Fund shall be governed by the Act.

                            Section 2.2 Place of Registered Office
                                The  address  of the  registered  office  in the
                            State of Delaware of the Fund is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801; the name of the registered agent for service of process on the Fund in the State of Delaware at that address is The Corporation Trust Company. The Fund's principal place of business is 555 Fairmount Avenue, Suite 301, Towson, Maryland 21204, or such other place(s) as the General Partners may hereafter determine. Notification of any change in the location of the principal office shall be given to the Partners and Investors on or before the date of any such change.

                            Section 2.3 Purpose
                                The  purpose  of the  Fund is to  acquire,  own,
                            develop, maintain, finance, encumber, operate as a business, lease, sell, dispose of and otherwise deal with the Operating Partnership Interests, and to do all things necessary, convenient or incidental to the achievement of the foregoing.

                            Section 2.4 Term
                                The Fund shall continue until December 31, 2037,
                            unless the Fund is sooner dissolved in accordance with the provisions of this Agreement.

                            Section 2.5 Recording of Certificate
                                The General  Partners  shall take all  necessary
                            action to maintain the Fund in good standing as a limited partnership under the Act, including, without limitation, the filing of the Certificate and such amendments and further certificates as may be necessary under the Act and necessary to qualify the Fund to do business in such states as the Fund owns property. The General Partners shall not be required to send a copy of the Fund's filed Certificate to each Partner and Investor.

                                   ARTICLE III
                                PARTNERS; CAPITAL

                            Section 3.1 General Partners; Assignor Limited
                              Partner; Subordinated Limited Partners
                                The name,  address and Capital  Contribution  of
                            each General Partner, the Assignor Limited Partner and the Subordinated Limited Partners are set forth on the Schedule. Upon the dissolution and termination of the Fund, each General Partner, within 90 days after the fiscal year in which the dissolution of the Fund occurs, shall make a Capital Contribution to the Fund in an amount equal to the lesser of (i) the deficit balance, if any, in its Capital Account or (ii) its proportionate share of the excess  of  1.01  % of  the  Capital  Contributions  of  the
                    Investors and Limited Partners (excluding capital contributions of the Assignor Limited Partner on behalf of Investors) over the Capital Contributions previously contributed by the General Partners.

                    Section 3.2 Investors
                         A. The General Partners are authorized to accept orders
                    for Units pursuant to the Offering. All orders for Units shall be held in trust and deposited in an escrow account with the Escrow Agent. Orders for Units shall be accepted or rejected by the General Partners within 30 days after their receipt by the Escrow Agent.
                         B. Upon the  receipt by the Escrow  Agent of orders for
                    an amount equal to the Minimum Offering Amount, the Escrow Agent shall release the funds in the escrow account to the Assignor Limited Partner which shall immediately transmit such funds to the Fund. Subsequent orders for Units that are accepted by the General Partners shall be released from the escrow account and transmitted to the Fund or returned to subscribers in accordance with the Prospectus. Upon release of an Investor's funds from the escrow account to the Fund, an Assigned Limited Partnership Interest shall be credited to the Assignor Limited Partner on the books and records of the Fund in respect of such Unit and the Assignor Limited Partner shall assign all of its rights with respect to such Assigned Limited Partnership Interest to the Investor to the extent permitted by, and in accordance with, the Agreement and applicable law. The Assignor Limited Partner hereby agrees to exercise any and all rights with respect to such Assigned Limited Partnership Interest as directed by the Investor. At such times as the General Partners deem practicable and as required by the Act, the Certificate and this Agreement shall be amended to reflect the ownership by the Assignor Limited Partner of Assigned Limited Partnership Interests in the amount of such purchased Units.
                         C. Any  interest  earned  on moneys  paid by  Investors
                    during the period such moneys are held in escrow by the Escrow Agent shall be paid to the Fund following the release of orders and shall be distributed in accordance with
                    Section 4.5A hereof. Persons whose orders for Units are rejected by the General Partners shall be returned their moneys (and interest earned thereon) within10 days after such rejection.
                         D. No  order  for  Units  sold as part of the  Offering
                    shall  be  accepted  after  the  Termination   Date  of  the
                    Offering. If the General Partners do not accept orders totalling an amount equal to the Minimum Offering Amount on or before the Termination Date of the Offering, the Escrow Agent shall promptly return all moneys deposited by subscribers together with any interest earned on such moneys.
                         E. For  purposes of this  Agreement,  an  Investor  who
                    acquires Units in the Offering shall be recognized as an Investor with respect to such Units on the date that the General Partners accept the order for such Units.

                    Section 3.3 Partnership Capital
                         A. Each Partner's and Investor's  Capital  Contribution
                    shall be paid in cash on or prior to the date of such Partner's admission to the Fund or the date of the recognition of the Investor on the books and records of the Fund.
                         B. Except to the extent of any interest  income  earned
                    on an Investor's Capital Contribution while it is held in escrow, and later distributed to such Investor pursuant to
                    Section 4.5A, no Partner or Investor shall be paid interest on any Capital Contribution.
                         C. Except as otherwise  provided in this Agreement,  no
                    Partner or Investor shall have the right to withdraw, or receive any return of, his Capital Contribution prior to December 31, 2037.
                         D. Under circumstances requiring a return of any
                    Capital Contribution, no Partner shall have the
                    right to receive property other than cash.
                         E. The Fund shall  initially set aside Working  Capital
                    Reserves for contingencies related to ownership of the Operating Partnership Interests in an amount equal to at least 3.0% of the Gross Proceeds of the Offering; provided, however, that if only the Minimum Offering Amount is received by the Fund, Working Capital Reserves shall be approximately 1.5% of the Gross Proceeds of the Offering. If in any fiscal quarter, the General Partners determine that the Working Capital Reserves of the Fund are in excess of the amount deemed sufficient in connection with the ownership of the Operating Partnership Interests and that such Working Capital Reserves may be reduced, the amount of such reduction may be distributed to the Partners and Investors as a portion of the Fund's Net Cash Flow. If in any fiscal quarter, the General Partners determine that the Working Capital Reserves are insufficient in connection with the Fund's operations and that such Working Capital Reserves shall be increased, the amount of such increase shall reduce Net Cash Flow. Upon the Sale or disposition of a Facility or Operating Partnership, any Working Capital Reserves maintained for such Facility or Operating Partnership may be distributed, in the General Partners' discretion, to Partners and Investors or applied as Working Capital Reserves for other Facilities.

                            Section 3.4 Liability of Partners and Investors
                                A. Except as  provided  in the Act,  the Limited
                            Partners and Investors shall be liable only to pay their Capital Contributions and no Limited Partner or Investor will be personally liable for the debts, liabilities, contracts, or other obligations of the Fund. In accordance with Section 17-608 of the Act,
                            (i) if a Limited Partner or an Investor has received the return of any part of his Capital Contribution in violation of the Agreement or the Act, he shall be liable to the Fund for a period of six years thereafter for the amount of the Capital Contribution wrongfully returned, (ii) if without violating this Agreement or the Act, a Limited Partner or an Investor receives a return of any part of his Capital Contribution, then he shall be liable to the Fund for a period of one year thereafter for the amount of the returned contribution, but only to the extent necessary to discharge liabilities to creditors who extended credit to the Fund during the period the Capital Contribution was held by the Fund and (iii) a Limited Partner or Investor receives a return of his Capital Contribution to the extent that a distribution to him reduces his share of the fair market value of the net assets of the Fund below the agreed value of his Capital Contribution that has not been distributed to him.
                                B. Except as set forth in 3.4A, no Limited Partner or Investor shall be required to lend any funds to the Fund or, after his Capital Contribution has been fully paid, to make any further capital contribution to the Fund, nor shall any Limited Partner or Investor be liable for or have any obligation to restore any negative balance in his Capital Account.
                                C. Subject to the provisions of Sections 3.1 and
                            5.9 of this Agreement, no General Partner shall have any personal liability for the repayment of the Capital Contribution or the Preferred Return of any Limited Partner or Investor or be required to repay to the Fund all or any portion of any negative balance of the Capital Accounts of the Limited Partners or the Investors.
                                D. The funds advanced by the Development General
                            Partner under the Cash Flow Deficit Guaranty Agreement shall not constitute a Capital Contribution of the Development General Partner or be credited to the Capital Account of the Development General Partner.

                                   ARTICLE IV
                 ALLOCATIONS, DISTRIBUTIONS AND APPLICABLE RULES

                            Section 4.1 Allocation of Profit or Loss from a Sale
                                A. Profit from any Sale (and Profit from any deemed Sale pursuant to Sections 4.4 or 4.5) shall be allocated in the following order of priority:
                                     (i)  First,  if one  or  more  Partners  or
                                Investors has a negative balance in his Capital Account, to such Partners and Investors, in proportion to their negative Capital Accounts, until all such Capital Accounts have zero balances.
                                     (ii)  Second,   any  Profit  not  allocated
                                pursuant to Section 4.IA(i) shall be allocated to the Investors until the Capital Account of each Investor is equal to the sum of his Adjusted Capital Balance plus his unpaid Preferred Return, if any.

                                (iii) Third, any remaining Profit shall be allocated 80.816% to the Investors, 14.143% to the Development General Partner, 4.041% to Realty Associates 1988 Limited Partnership, .5% to the
                           Development General Partner and .5% to the Administrative General Partner. B. Loss from any Sale (and Loss from any deemed Sale pursuant to Sections
                           4.4 and 4.5) shall be
                      allocated in the following order of priority:
                                (i) First,  if one or more Partners or Investors
                           has a positive Capital Account, to such Partners or Investors, in proportion to their positive Capital Accounts, until all such positive Capital Accounts have zero balances.
                                (ii) Any  remaining  Loss shall be  allocated as
                           follows: 80.816% to the Investors, 14.143% to the Development General Partner, 4.041% to Realty Associates 1988 Limited Partnership, .5% to the
                           Development General Partner and .5% to the Administrative General Partner.

                Section 4.2 Distribution of Net Proceeds of Sale or Refinancing
                           A. Upon a  Refinancing  and upon a Sale that does not
                      constitute a Sale of all or substantially all of the Facilities or Operating Partnership Interests, Net Proceeds from a Refinancing or Net Proceeds from a Sale, as the case may be, shall be distributed, credited and applied in the following order of priority:
                                (i) First,  to the Investors until each Investor
                           has received an amount equal to his unpaid Preferred Return, if any, and then his Adjusted Capital Balance.
                                (ii)  Second,   to  repay   accrued  and  unpaid
                           interest under the Cash Flow Deficit Guaranty Agreement and the Deferred Management Fee Loans.
                                (iii) Third, to repay any outstanding  principal
                           under the Cash Flow Deficit Guaranty Agreement and the Deferred Management Fee Loans.
                                (iv) Fourth,  any remaining Net Proceeds of Sale
                           or Refinancing shall be distributed 80.816% to the Investors 14.143% to the Development General Partner, 4.041% to Realty Associates 1988 Limited Partnership, .5% to the Development General Partner and .5% to the Administrative General Partner. B. Upon the Sale of all or substantially all of the Facilities or Operating Partnership Interests, Net
                      Proceeds from such Sale, if any, shall be distributed, credited and applied in the following order of priority:
                                (i) First,  to repay accrued and unpaid interest
                           under the Cash Flow Deficit Guaranty Agreement and the Deferred Management Fee Loans.
                                (ii) Second, to repay any outstanding  principal
                           under the Cash Flow Deficit Guaranty Agreement and the Deferred Management Fee Loans.
                                (iii) Third,  to the Partners and Investors,  in
                           proportion to their positive Capital Accounts, after the allocation of Profit and Loss pursuant to Sections 4.lA and 4.1B, until all such Capital Accounts have been reduced to zero.

                      Section 4.3  Distribution  of Net Cash Flow and Allocation
                           of Profit and Loss from Operations A. Net Cash Flow, if any, for each year shall be distributed and applied by the Fund in the following order of priority:
                                (i) First, 99% to the Investors, .5% to the Development General Partner, and .5% to the Administrative General Partner, until each Investor has received an amount equal to his unpaid Preferred Return.
                                (ii) Second, to repay any accrued but unpaid interest under the Cash Flow Deficit Guaranty Agreement and the Deferred Management Fee Loans.

                                                                           A-l3

                                   (iii) Third, to repay any outstanding principal under the Cash Flow Deficit Guaranty Agreement (but, only (i) if less than four years have elapsed since the Commencement Date, the Development Facilities are at least 95% occupied and at least 27% of the income therefrom is from private pay sources, or (ii) if four or more years have elapsed since the Commencement Date, the Development Facilities are at least 90% occupied and at least 20% of the income therefrom is from private pay sources, or (iii) if the Development Facilities have been sold by the
                               Fund), and the Deferred Management Fee Loans.
                                    (iv) Fourth,  99% to the  Investors,  .5% to
                               the Development General Partner and .5% to the Administrative General Partner, until each Investor has received a non-compounded, non-cumulative return for the current year equal to 12.5% of his Adjusted Capital Balance.
                                    (v) Fifth, 90.918% to the Investors,  8.582%
                               to the Development General Partner and.5% to the Administrative General Partner. To the extent feasible, the General Partners will endeavor to distribute any Net Cash Flow on a quarterly basis.
                               B. Profit from ordinary operations for each
                              fiscal year shall be allocated as follows:
                                    (i) First, to the Partners and Investors who
                               have received a distribution of Net Cash Flow during such fiscal year, an amount of Profit from ordinary operations equal to the amount of such Net Cash Flow, in proportion to the amount of such distribution received by each of them.
                                    (ii)   Second,   if   there   has   been  no
                               distribution of Net Cash Flow during such fiscal year, or to the extent that the Profit from ordinary operations is in excess of the Net Cash Flow during such fiscal year, Profit from ordinary operations shall be allocated 99% to the Investors, .5% to the Development General Partner and .5% to the Administrative General Partner. C. Loss from ordinary operations for each fiscal year shall be allocated 99% to the Investors, .5%
                           to the Development General Partner and .5% to the Administrative General Partner.

                           Section 4.4 Liquidation or Dissolution
                               A. If the Fund is liquidated  or  dissolved,  the
                           net proceeds  from such  liquidation,  as provided in
                           Article VIII, shall be distributed first to creditors, including Partners who are creditors, to the extent otherwise permitted by law (whether by payment or by establishment of reserves), other than liabilities for distributions to Partners and Investors, and any remaining net proceeds shall be distributed in proportion to the Capital Accounts of the Partners and Investors, determined after the allocations in Sections 4.1 A and 4.1 B, unless applicable law shall otherwise require, in which event the allocations set forth in Sections 4.1A and 4.1B shall be modified to the extent necessary, but only to the extent necessary, to comply with such applicable law.
                               B. All distributions under this Section 4.4 shall
                           be made by the end of the taxable year of liquidation of the Fund or, within 90 days of the date of liquidation, whichever is later.

                           Section 4.5 General and Special Rules
                               A. Except as otherwise provided herein, the timing and amount of all distributions shall be determined by the General Partners. No Partner shall have the right to demand and receive any distribution of property other than cash. Notwithstanding any other provision of this Agreement, the General Partners shall have authority to make the following distributions to certain of the Investors: First, if the Fund has realized a savings on Selling Commissions payable by the Fund with respect to the purchase of Units (as more fully set forth in the Prospectus), the General Partners shall make a distribution to such Investor equal to the amount of such savings realized by the Fund. Second, if any interest is earned on an Investors Capital
                           Contribution while it is held in escrow pending recognition as an Investor under Article VII, such interest shall be paid by the Fund to such Investor and Profit attributable to such interest shall be allocated in the same manner.

                         B. Subject to all of the special  rules of this Section
                    4.5, if any Fund Property is distributed to the Partners in kind, such Fund Property first shall be valued on the basis of the fair market value thereof to determine the Profit or Loss that would have resulted if such Fund Property had been sold, and then such Profit or Loss shall be allocated as provided in Section 4.lA and Section 4.1B, and shall be properly credited or charged to the Capital Accounts in accordance with Income Tax Reg. ss.1.704- l(b)(2)(iv)(e) or any successor provision thereto. Any Partner entitled to any interest in such assets shall receive such interest as a tenant-in-common with all other Partners so entitled. The fair market value of such assets shall be determined by an independent appraiser who shall be selected by the General Partners.
                         C.  Notwithstanding  Sections 4.1 and 4.3 hereof, if an
                    allocation of Loss (or item thereof) to an Investor or Partner would cause or increase a deficit balance in his or its Capital Account in excess of: (i) in the case of an
                    Investor or Partner other than a General Partner, his proportionate share of Minimum Gain, or (ii) in the case of a General Partner, the sum of the amount which it is obligated to restore to the Fund pursuant to Section 3.1 hereof and its proportionate share of Minimum Gain (in each case, such excess being referred to hereafter as the "Excess Deficit Balance"), then the allocation shall not be made to such Investor or Partner. Instead, such Loss (or deduction or item thereof) shall be allocated first to the Partners and Investors having positive Capital Accounts, in proportion to such positive Capital Accounts, until all such positive Capital Accounts have been reduced to zero, and any additional Loss (or deduction or item thereof) shall be allocated to the General Partners in accordance with their interests in the Fund. For purposes of making the determination set forth above, each Investor's and each Partner's Capital Account balance shall be reduced by reasonably expected allocations or adjustments of loss (or item thereof) including Loss from a Sale under Income Tax Reg. ss.ss.1.704-l(b)(2)(ii)(a)(4) and (5), and by
                    reasonably expected distributions to the extent not offset by reasonably expected Capital Account increases ("Account Reduction Items"). For purposes of calculating reasonably expected Capital Account increases, the value of the Fund's assets shall be presumed to be equal to their adjusted basis for federal income tax purposes.
                         D.  Notwithstanding  Sections  4.1 and 4.3  hereof,  in
                    accordance with Income Tax Reg. ss.ss.1.704- 1(b)(2)(ii)(d) and 1.704-1(b)(4)(iv)(e), (i) if, in any fiscal year of the Fund, an Account Reduction Item unexpectedly causes or increases an Investor's or Partner's Excess Deficit Balance, or (ii) if there is a net decrease in Minimum Gain during a taxable year, then all Investors or Partners with an Excess Deficit Balance at the end of such year shall be specially allocated Profit and, to the extent necessary, gross income (as defined in Section 61 of the Code) to the extent of such Excess Deficit Balances, in proportion to the Excess Deficit Balance of each Investor or Partner. Any remaining Profit or Loss, after adjustment has been made for allocation of income or gain pursuant to this Section 4.5D, shall be allocated in accordance with Sections 4.1 and 4.3 hereof. The General Partners shall be authorized to interpret and apply this Section 4.5D so as to satisfy the requirements of Income Tax Reg.ss.ss.1.704- l(b)(2)(ii)(d) and 1.704-1(b)(4)(iv)(e) and any successor provisions.
                         E. Any  special  allocations  of Profit,  Loss or gross
                    income under Section 4.5D shall be taken into account in computing subsequent allocations of Profit or Loss, so that to the extent possible, the aggregate amounts of Profit or Loss allocated to each Partner or Investor will be equal to the aggregate amounts that would have been allocated to them in the absence of the unexpected Account Reduction Items.
                         F. For each fiscal year,  all Profit and Loss allocated
                    pursuant to Section 4.3 hereof to the Investors shall be allocated among the Persons that are recognized as Investors during such year by determining the Profit and Loss attributable to each month during such year and by allocating the amount of such Profit and Loss among Persons who are recognized as Investors on the books of the Fund on the first business day of such month. The Profit or Loss attributable to each month of the fiscal year shall be determined by dividing the Profit or Loss for such year by the number of days in such year, and then multiplying such per diem amount by the number of days in each month.
     G. All Net Cash Flow distributable to the Investors attributable to each month of a fiscal quarter, if any, pursuant to Section 4.3 hereof, shall be distributed among the Persons recognized as Investors on the books of the Fund on the first business day of such month during the fiscal quarter. The Net A-15
                           Cash Flow  attributable  to each  month of the fiscal
                           quarter shall be determined by dividing the amount of
                           Net Cash Flow for such  quarter by the number of days
                           in the quarter,  and then  multiplying  such per diem
                           amount by the number of days in each month.
                               H.  Notwithstanding  Sections 4.5F and 4.5G,  the
                           Fund shall adopt the  "interim  closing of the books"
                           method  of  allocating   Fund  Profit  and  Loss,  in
                           accordance  with a "semi-monthly  convention",  among
                           persons who become Investors pursuant to a closing of
                           the sale of the  Units on or before  the  Termination
                           Date of the Offering.  Accordingly,  if there is more
                           than one closing of the sale of the Units,  Investors
                           who are recognized on the books of the Fund (i) prior
                           to the  sixteenth day of a calendar  month,  shall be
                           treated  as an  Investor  on the books of the Fund on
                           the first  business day of the month of  recognition,
                           and (ii) on or after the  sixteenth day of a calendar
                           month shall be treated as an Investor on the books of
                           the Fund on the first day of the month  following the
                           month of recognition.
                               I. Except as provided in Section  4.5M,  for each
                           taxable year, all Profit or Loss  allocated  pursuant
                           to Section 4.1 hereof and all Net Proceeds of Sale or
                           Refinancing,  allocable or distributable with respect
                           to any Unit  which is  transferred  during a  taxable
                           year of the Fund,  shall be allocated or distributed,
                           as the case may be,  to the  Persons  recognized  (in
                           accordance  with  Section 7.4 hereof) as Investors as
                           of the first  business day of the month that includes
                           the date on which  the  Sale or  Refinancing  occurs;
                           provided, however, that all such Profit or Loss which
                           is attributable  to, and all Net Proceeds from a Sale
                           which represent, Net Proceeds from a Sale received by
                           the  Fund as a  result  of an  installment  or  other
                           deferred Sale, shall be allocated or distributed,  as
                           the  case  may  be,  to the  Persons  recognized  (in
                           accordance  with  Section 7.4 hereof) as Investors as
                           of the first  business day of the month that includes
                           the date on which the deferred  Net  Proceeds  from a
                           Sale are received by the Fund, and the allocable cash
                           basis items  shall be  allocated  as  required  under
                           Section  706(d)  of  the  Code  and  the  Income  Tax
                           Regulations thereunder.
                               J.  In the  event  that  any  Investor  fails  to
                           furnish to the General Partners evidence, in form and
                           substance   satisfactory  to  the  General  Partners,
                           establishing   that  the  General  Partners  have  no
                           obligation  under  Section  1445  of  the  Code  with
                           respect to such  Investor to withhold and pay over an
                           amount to the Internal Revenue  Service,  the General
                           Partners may, in their sole discretion, withhold with
                           respect to such  Investor  the  amount  they would be
                           required to withhold  pursuant to Section 1445 of the
                           Code if such Investor were not a U.S. Person, and any
                           amount so withheld shall be treated as a distribution
                           under Sections 4.2 or 4.3 of this  Agreement,  as the
                           case may be, and shall  reduce  the amount  otherwise
                           distributable    to   such    Investor    thereunder.
                           Alternatively,  the  General  Partners  may at  their
                           option loan the  Investor an amount  equal to the tax
                           to be  withheld  (at an  interest  rate  equal to the
                           Escrow  Agent's   announced  "prime  rate"  plus  two
                           percentage  points),   such  loan  to  be  repaid  by
                           retaining such investor's distributions.
                               K.  Nowithstanding  anything to the contrary that
                           may be expressed or implied in this Agreement,  if at
                           any time the allocation provisions of this Article IV
                           do not  result  in  the  allocation  to  the  General
                           Partners of an aggregate of at least 1% of the Profit
                           or Loss being allocated,  the General Partners in the
                           aggregate, shall be allocated 1% thereof.
                               L. It is the intent of the General  Partners that
                           each Investor's and Partner's  distributive  share of
                           Profit and Loss shall be determined  and allocated in
                           accordance with this Article IV to the fullest extent
                           permitted  by  Sections  704(b)  and 706 of the Code.
                           Therefore,  if the Fund is advised by the Accountants
                           or the Fund's  legal  counsel,  that the  allocations
                           provided in Article IV of this Agreement are unlikely
                           to be respected for federal income tax purposes,  the
                           General  Partners  have  been  granted  the  power in
                           Section   12.2.B  hereof  to  amend  the   allocation
                           provisions  of  this  Agreement,  on  advice  of  the
                           Accountants  or  the  Fund's  legal  counsel,  to the
                           minimum  extent  necessary  to  conform  to  Sections
                           704(b)  and 706 of the Code  the plan of  allocations
                           and  distributions  of Profit and Loss, Net Cash Flow
                           and Net Proceeds of Sale or  Refinancing  provided in
                           this Agreement.
                          M.   Notwithstanding  any  other  provisions  of  this
                     Agreement other than Section 4.5K to the contrary, "Interest Income" shall be allocated for federal income tax purposes, and "Interest Income Cash" shall be distributed, among the Investors and Partners as follows:
                              (1)  Profit  or Loss  from the  Sale to which  the
                          Interest  Income relates shall be calculated as if the
                          Fund  had made an  election  out of  installment  sale
                          treatment  under  Section  453 of the  Code,  and such
                          Profit or Loss shall be hypothetically allocated among
                          the  Investors  and the  Partners  and  hypothetically
                          credited  or  charged  to their  Capital  Accounts  as
                          provided in Section 4.1.  The Capital  Accounts of the
                          Investors   and  the   Partners,   as   hypothetically
                          adjusted,  shall be referred  to as the  "Hypothetical
                          Capital  Accounts." The Hypothetical  Capital Accounts
                          shall be decreased from time to time by  distributions
                          to  the  Investors  and  the  Partners  and  shall  be
                          adjusted  from  time  to  time  as  a  result  of  any
                          adjustment  in the  principal  amount of the  Purchase
                          Money  Financing  (e.g., as a result of purchase price
                          adjustments) to which the Interest Income relates. The
                          Hypothetical  Capital Accounts as so adjusted shall be
                          referred  to as  the  "Adjusted  Hypothetical  Capital
                          Accounts."
                              (2) Interest  Income shall be allocated  among the
                          Investors  and the  Partners  for  federal  income tax
                          purposes in proportion to their Adjusted  Hypothetical
                          Capital  Accounts  and  the  Capital  Accounts  of the
                          Investors   and  the   Partners   shall  be  increased
                          accordingly.
                              (3)  Interest  Income  Cash  shall be  distributed
                          among  the  Investors  and the  Partners  in the  same
                          proportion  that Interest  Income was allocated  above
                          for federal  income tax purposes.  Such  distributions
                          shall decrease the Capital Accounts accordingly.
                              (4) The foregoing  allocations  and  distributions
                          shall be made as of the last day of each  taxable year
                          of the Fund during which the Fund has  Purchase  Money
                          Financing,  based upon the per diem  weighted  average
                          Adjusted   Hypothetical   Capital   Accounts   of  the
                          Investors  and the  Partners  during each such taxable
                          year. N.  Notwithstanding  any other provision of this
                          Agreement, the General Partners may, after
                     giving 90 days' prior Notification to the Investors, (i) adopt any other method for determining, in the event of transfers of Units, the Investors entitled to distributions of Net Cash Flow or Net Proceeds of Sale or Refinancing that the General Partners, subject to the review and approval of the Accountants, determine is reasonable, and
                     (ii) allocate Profit or Loss among the Investors during the taxable year in any other manner that the General Partners, determine satisfies the requirements of Section 706 of the Code, but only to the extent such allocation of Profit and Loss incorporates the minimum changes required to comply with such section and is supported by an opinion of counsel to the Partnership.
                          0.  Allocations  and  distributions  to Investors as a
                     class shall be made to each Investor entitled to such allocation or distribution based upon the ratio of the number of Units owned by each such Investor to the number of Units owned by all Investors entitled to such allocation or distribution.
                          P. In accordance  with Section  704(c) of the Code and
                     the Income Tax Regulations thereunder, income, gain, loss, and deduction (including depreciation) with respect to any property contributed to the capital of the Fund shall be allocated among the Investors and Partners so as to take account of any variation between the adjusted basis of such property to the Fund for federal income tax purposes and its fair market value on the date of contribution. In the event the value at which Fund assets are carried on its balance sheet maintained under the terms of this Agreement are adjusted pursuant to Income Tax Reg. ss.1.704-1(b)(2)(iv)(f), subsequent allocations of income, gain, loss and deduction with respect to such assets shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and the value carried on such balance sheet in the same manner as under
                     Section 704(c) of the Code and the Income Tax Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the General Partners in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Investor's or Partner's Capital Account or share of Profit, Loss, Net Cash Flow, Net Proceeds from a Sale, Net Proceeds from a Refinancing, or other distributions pursuant to any provision of this Agreement.

                                    ARTICLE V
                      RIGHTS, POWERS AND DUTIES OF PARTNERS

                           Section 5.1 Management and Control of the
                      Partnership; Tax Matters Partner
                               A. Subject to the Consent of the  Investors  when
                           required by this Agreement, the General Partners shall have the exclusive right to manage and control the business of the Fund. Except as otherwise provided herein, decisions to be made by the General Partners shall be made by the joint agreement of the Administrative General Partner and the Development General Partner.
                               B. Except as otherwise provided herein, the Fund
                           shall be bound by the signature of any General
                           Partner.
                               C. No Limited Partner or Investor (except one who
                           may also be a General Partner, and then only in his capacity as General Partner) shall have the right to participate in the control of the business of the Fund, or have any authority or right to act for or bind the Fund.
                               D. The  Administrative  General Partner is hereby
                           designated to serve as the Fund's Tax Matters Partner and shall have all of the powers and responsibilities of such position as provided in Sections 6221 et seq. of the Code. No income tax returns will be filed until the Development General Partner has had the opportunity to review such returns. All third party costs and expenses incurred by the Administrative General Partner in performing its duties as Tax Matters Partner shall be borne by the Fund, as shall all expenses incurred by the Fund and/or the Tax Matters Partner in connection with any tax audit or tax-related administrative or judicial proceeding. Each Partner and Investor shall be responsible for all costs incurred by such Partner or Investor with respect to any tax audit or tax related administrative or judicial proceeding in connection with such Partner's or Investor's tax returns and all costs incurred by any such Partner or Investor who participates in any tax audit or tax- related administrative or judicial proceeding of or against the Fund or any Partner. Each Partner and Investor hereby (i) expressly authorizes the Tax Matters Partner to enter into any settlement with the Internal Revenue Service with respect to any tax matter, tax item, tax issue, tax audit, or judicial proceeding, which settlement shall be binding on all Partners and Investors; (ii) waives the right to participate in any administrative or judicial proceeding in which the tax treatment of any Fund item is to be determined; and (iii) agrees to execute such consents, waivers or other documents as the Tax Matters Partner may determine are necessary to accomplish the provisions of this Section 5.1D. The Tax Matters Partner shall have no liability to any Partner or Investor or the Fund, and shall be indemnified by the Fund to the full extent provided by law, for any act or omission performed or omitted by it within the scope of the authority conferred on it by this Agreement, except for acts of negligence or for damages arising from any misrepresentation or breach of any other agreement with the Fund. The liability and indemnification of the Tax Matters Partner shall be determined in the same manner as is provided in Sections 5.9 and 5.10 hereof.
                               E. Anything herein to the contrary notwithstanding, if the Development General Partner or its Affiliates shall be in Default (as defined) under an agreement with the Fund at any time during the term hereof, then all decisions to be made by the General Partners shall be made solely by the Administrative General Partner, provided that such Default shall not have been caused solely or primarily by any act or omission of the Administrative General Partner. If a Default shall not have been cured within the cure period (if any) applicable thereto, then for a period of 45 days the Administrative General Partner shall have the option to purchase the Interests of the Development General Partner in the Fund at a price determined and payable in accordance with Section 6.5 hereunder, and if such Interests are purchased, it shall constitute a voluntary withdrawal of the Development General Partner.

                           Section 5.2 Authority of General Partners
                               A. Except to the extent otherwise provided herein, including, without limitation, Sections 5.3A,
                           5.4 and 5.5, the General Partners for, and in the name of, and on behalf of, the Fund are hereby authorized:

                              (i) to  enter  into any  kind of  activity  and to
                          perform and carry out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of the purposes of the Fund, so long as said activities and contracts may be lawfully carried on or performed by a limited partnership under applicable laws and regulations;
                              (ii) to engage Persons,  including the Sponsors as
                          provided in Article IX, to provide services or goods to the Fund and the Operating Partnerships, upon such terms as the General Partners deem fair and reasonable and in the best interest of the Fund, provided, however, that, as to services or goods provided by a Sponsor, (a) the compensation for such services or goods must be comparable and competitive with that of any other Person who provides comparable services or goods and shall be on competitive terms, and will not exceed 90% of the competitive price that would be charged by non-affiliated persons or entities rendering similar types and quality of services in the same or comparable geographic locations; (b) the compensation and other terms of such contracts shall be fully disclosed to the Investors in the reports of the Fund, (c) the Sponsor must have been previously engaged in the business of providing such services or goods, independent of the Fund and as an ongoing business, (d) all such transactions shall be embodied in a written contract that describes the services or goods to be provided and the compensation to be paid, which contract may only be modified by the Majority Vote of the Investors, and which contract shall permit termination without penalty on sixty (60) days notice, and (e) except for those services to be provided under agreements referred to in this Agreement or the Prospectus, any services provided by a Sponsor will be provided only under extraordinary circumstances where services are not available elsewhere;
                              (iii) to  acquire by lease or  purchase,  develop,
                          own, sell, convey, finance, improve, assign, mortgage, lease or exchange incident to a tax-free swap any real estate and any personal property necessary, convenient or incidental to the accomplishment of the purposes of the Fund;
                              (iv) to  develop,  construct,  maintain,  finance,
                          improve, own, grant options with respect to, sell, convey, assign, mortgage or lease any Fund Property or any other real estate or personal property necessary, convenient or incidental to the accomplishment of the purposes of the Fund;
                              (v) to execute any and all agreements,  contracts,
                          documents, certifications and instruments necessary or convenient in connection with the development, construction, management, maintenance and operation of any Fund Property, including without limitation, necessary easements to public or quasi-public bodies or public utilities;
                              (vi)  to  borrow  money  and  issue  evidences  of
                          indebtedness in furtherance of any or all of the purposes of the Fund, and to secure the same by deed of trust, mortgage, security interest, pledge or other lien or encumbrance on any Property or any other assets of the Fund and to borrow money on the general credit of the Fund for use in the business of the Fund and to take any action and enter into any agreement necessary or advisable in connection with such borrowing;
                              (vii) to  repay  in  whole or in part,  negotiate,
                          refinance, recast, increase, renew, modify or extend any secured, or other indebtedness affecting any Fund Property and in connection therewith to execute any extensions, renewals or modifications of any evidences of indebtedness secured by deeds of trust, mortgages, security interests, pledges or other encumbrances covering any Fund Property;
                              (viii) to engage a real estate agent  (including a
                          Sponsor) to sell any Fund Property or portions thereof upon such terms and conditions as are deemed fair and reasonable by the General Partners and to be in the best interest of the Fund, and to pay reasonable compensation for such services; provided, however, that any real estate commission paid shall not exceed the lesser of the competitive real estate commission for like properties located in the same geographic area or six percent (6%) of the contract price for the Sale of any Fund Property, and, in addition, if a Sponsor provides substantial services in such regard, to pay the Sponsor up to one-half of such real estate commission, provided, however, that the payment of such real estate commission to the Sponsor shall be subordinated to the payment to Investors of their Adjusted Capital Balance plus the unpaid portion, if any, of their Preferred Return.
                                    (ix) to  recognize  transferees  of Units as
                                Investors and to admit substitute Limited Partners in accordance with the terms described in the Prospectus and Article VII of this Agreement;
                                    (x) to invest Working Capital  Reserves and,
                                pending the investment of the Fund's assets in the Operating Partnerships, to invest the Fund's assets (excluding Working Capital Reserves), in interest-bearing accounts and short-term investments, including obligations of federal, state and local governments and their agencies, mutual funds, regulated investment companies, commercial paper and certificates of deposit of federally-insured commercial banks, savings banks or savings and loan associations; provided, however, that such investments are short-term, highly-liquid and provide appropriate safety of principal;
                                    (xi) to purchase, cancel or otherwise retire
                                or dispose of the Partnership Interests of Units of any Partner or Investor according to the provisions of this Agreement;
                                    (xii) to execute and  deliver all  documents
                                necessary or appropriate for the sale of Units, including the Prospectus and filings under the Securities Act of 1933 and any other federal and state laws relating to the sale of securities;
                                    (xiii)  to  require   Investors   to  become
                                Limited Partners (in which case the General Partners shall have the power to amend this Agreement without the Consent of the Investors) and to take such other action with respect to the manner in which Units are being or may be transferred or traded as may be necessary or appropriate to preserve the tax status of the Fund as a partnership for federal income tax purposes and the tax treatment of the Investors as Partners (but such action shall be taken only to the minimum extent required by an opinion of Counsel and only with the Consent of Investors if the changes would adversely affect the Investors);
                                    (xiv)   to  take   such   steps   (including
                                amendment of this Agreement) as the General Partners determine are advisable or necessary and will not result in any material adverse effect on the economic position of a majority in interest of the Investors with respect to the Fund in order to preserve the tax status of the Fund as a partnership for federal income tax purposes and the tax treatment of the Investors as Partners, including, without limitation, removing the Units from public trading markets and imposing restrictions on transfers of Units or Interests (provided such restrictions on transfers do not cause the Fund's assets to be deemed "plan assets" within the meaning of ERISA) (but such action shall be taken only to the minimum extent required by an opinion of Counsel and only with the Consent of Investors if the changes would adversely affect the Investors);
                                    (xv) to  establish  and maintain the Working
                                    Capital Reserves  described in Section 3.3E;
                                    (xvi)  to pay or  reimburse  any  reasonable
                                    out-of-pocket   expenses   incurred  by  any
                                    Affiliate of
                                the General Partners in connection with any report pursuant to Section 10.3, provided that no fee shall be paid to any Affiliate in connection with any such report; and
                                    (xvii)  after  obtaining  the Consent of the
                                Investors to the matters set forth in Sections 5.4A(xvii), 5.4A(xviii) or 5.4A(xix), to take any actions which they deem appropriate to the extent authorized by the Investors to facilitate the purposes described in such sections, including, without limitation, amendments to this Agreement to change the dates upon which transfers of Units will be recognized, and the General Partners shall give prior written notice to the Investors of any such amendment. B. Any person dealing with the Fund or the General Partners may rely upon a certificate signed by any General Partner, as to:
                                    (i) the identity of any General Partner or
                          any Limited Partner;
                                    (ii) the existence or  non-existence  of any
                                fact or facts that constitute conditions precedent to acts by the General Partners or in any other manner are germane to the affairs of the Fund;
                                    (iii) the Persons who are authorized to
                              execute and deliver any instrument or document of
                                the Fund; or

                              (iv) any act or failure to act by the Fund or as to any other matter whatsoever involving the Fund or any Partner.

                    Section 5.3  Authority of Investors A. By the Majority  Vote
                         of the Investors, the Investors, without the consent of the General Partners, may:
                              (i)  amend  this  Agreement;  provided  that  such
                         amendment  (a)  shall  not  in  any  manner  allow  the
                         Investors to take part in the control of the Fund's business in a manner which would subject them to liability as general partners under the Act or any other applicable law, and (b) shall not, without the consent of any General Partner affected, alter the rights, powers, or duties of the affected General Partner or its interest in Profit and Loss, Net Cash Flow, Net Proceeds of Sale or Refinancing, or alter any of the provisions of Section 8.2 hereof;
                              (ii) dissolve or terminate the Fund prior to the expiration of its term; (iii) remove a General Partner and elect a new General Partner; or (iv) approve or disapprove of the Sale of all or substantially all of the Fund Property.
                    If a General Partner is removed pursuant to Section 5.3A(iii) hereof, such General Partner shall voluntarily withdraw as a general partner of the Operating Partnerships.
                         B. Any action  taken  pursuant  to Section  5.3A hereof
                    shall be void ab initio, if prior to or within 15 days after such vote either (i) the Fund shall have received an opinion of counsel, which counsel is approved by the Consent of Investors, that such action may not be effected without subjecting the Investors to liability as general partners under the Act or under the laws of such other jurisdiction in which the Fund owns properties or is doing business, or
                    (ii) a court of competent jurisdiction shall have entered a final judgment to the foregoing effect. For purposes of this paragraph, counsel will be deemed approved by the Consent of the Investors if proposed by the General Partners and affirmatively approved in writing within 45 days; provided that if the holders of 10% or more of the outstanding Units propose counsel for this purpose, such proposed counsel, and not counsel proposed by the General Partners, shall be submitted for such approval by the Investors. The existence of such an opinion of counsel or court judgment with respect to a particular contemplated Fund action shall not affect the rights of the Investors to vote on other future actions or the existence of such rights. If the opinion of counsel or court judgment referred to above has not been obtained the vote shall proceed as scheduled and it shall not be delayed or postponed for any reason except as otherwise permitted by the Act.

                    Section 5.4 Restrictions on Authority
                         A. With respect to the Fund and Fund Property, the General Partners and their Affiliates shall have no authority to perform any act in violation of any applicable laws or regulations thereunder, nor shall the General Partners as such have any authority:
                              (i) without the Consent of the Investors, to
                         voluntarily dissolve or terminate the Fund prior
                         to the expiration of its term;
                              (ii) to purchase or acquire property other than as
                              described  in  the  Prospectus;  (iii)  except  as
                              permitted  in  this  Agreement,   to  do  any  act
                              required to be approved by the
                         Investors under the Act;
                              (iv) to reinvest any Net Proceeds of Sale or
                         Refinancing, except in short-term securities
                         pursuant to Section 10.2B;
                              (v)   except   with   respect   to   the   Interim
                         Investments, to invest in or underwrite securities of any type or kind for any purpose, or make investments other than in the Properties and the operations related and incidental thereto; (vi) to do any act in contravention of this Agreement;

                                    (vii) to do any act that would make it
                                   impossible to carry on the ordinary business
                                    of the Fund;
                                 (viii) to confess a judgment  against the Fund;
                                    (ix) to offer Interests or Units in exchange
                                    for  property;   (x)  to  possess  the  Fund
                                    Property, or assign
                                the Fund's rights in same, for other than the exclusive use of the Fund;
                                    (xi) to operate in such a manner as to be
                                classified as an "investment company" under the meaning of the Investment Company Act of 1940;
                                    (xii) to purchase or lease any property from
                                or sell or lease property to the General Partners or their Affiliates (with the exception of the purchase of the Operating Partnership Interests in the Operating Partnerships that own the Facilities or sales under the Management Agreement as described in the Prospectus at the time the Registration Statement is declared effective by the Securities and Exchange Commission);
                                    (xiii)  to  admit  a  Person  as  a  General
                                    Partner,   except   as   provided   in  this
                                    Agreement;  (xiv) to  admit a  Person  as an
                                    Investor  or  Limited  Partner,   except  as
                                    provided in this
                                Agreement;
                                    (xv)  without the Consent of the  Investors,
                                    to sell all or substantially all of the Fund
                                    Property; (xvi) to create or suffer to exist
                                    any lien,  security interest or other charge
                                    or encumbrance
                                upon or with respect to any portion of the Operating Partnership Interests or Facilities if the sum of the principal amount of such debt and the principal amount of all other debts of the Fund which are secured by all or part of the Fund Property, would exceed approximately 60% of the fair market value of all of the Fund Property, as determined by an independent appraisal; provided, however, that the General Partners shall have the authority to create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to an Operating Partnership Interest or Facility with a debt in excess of such limitation, but not in excess of approximately 75% of the then fair market value of such asset, as determined by an independent appraiser;
                                    (xvii) without the Consent of the Investors,
                                to cause or facilitate the merger or consolidation of the Fund with other partnerships, including, but not limited to, mergers or consolidations in which the Investors receive in exchange for their Units interests in the surviving entity, with the objective of listing the interests of the surviving entity on a national or regional securities exchange or NASDAQ;
                                    (xviii)  subject to Section  7.2.B,  without
                                the Consent of the Investors, to list the Units on a securities exchange or enable the Units to be traded in the over-the-counter market, or otherwise facilitate the establishment of a market for the trading of Units, or (except as set forth in Section 5.2A(xiv)) to withdraw the Units from such listing; or
                                    (xix) without the Consent of the Investors,
                                to restructure the Fund as a real estate
                               investment trust for federal income tax purposes.
                                B. The General Partners shall not take any
                              action which, for federal tax purposes, shall cause the Fund to terminate or to be treated as an association taxable as a corporation.

                           Section 5.5 Authority of Partners and Affiliated
                              Persons to Deal with Partnership
                               A. The General Partners may, for, in the name of,
                           and on behalf of, the Fund, acquire property from, borrow money from, enter into agreements, contracts or the like (in addition to those set forth herein) with, or reimburse for reasonable out-of-pocket expenses incurred in connection with the preparation of reports by, any Sponsor in an independent capacity, as distinguished from such capacity (if any) as a Sponsor, as if such Sponsor were an independent contractor; provided, however, that any such agreement shall be subject to the conditions set forth in Section 5.2A(ii) herein.

                         B. Neither the General Partners nor any Affiliate
                              thereof shall have the authority:
                             (i) to cause  the Fund to  invest  in any  program,
                         partnership or other venture (other than the purchase of the Operating Partnership Interests in the Operating Partnerships that own or will own the Facilities as set forth in the Prospectus at the time the Registration Statement is declared effective by the Securities and Exchange Commission);
                             (ii) to receive any compensation, fee or expense
                         not otherwise permitted to be paid to it
                         under the terms of this Agreement or the Prospectus;
                             (iii) to cause  the Fund to  acquire  an  Operating
                         Partnership Interest in an Operating Partnership that owns a Facility without first having obtained an appraisal with respect to the value of the Facility, rendered by an independent appraiser who is a member of a nationally recognized society of appraisers, in which the appraised value equals or exceeds the purchase price paid by the Fund;
                             (iv) to  commingle  the Fund's  funds with those of
                         any other person or entity, or to invest any of the Net Proceeds of the Offering in junior mortgages, junior deeds of trust or other similar obligations, except that funds of the Fund may be temporarily retained by agents of the Fund pursuant to contracts for the rendering of services to the Fund by such agents or held in accounts established and maintained for the purpose of making the Interim Investments and/or computerized disbursements;
                             (v) to cause the Fund to lend money or other assets
                         to the General Partners or any Affiliates thereof;
                             (vi) to grant to the General Partners or any
                         Affiliates thereof an exclusive listing for the Sale
                         of Fund Property;
                             (vii) to  receive  any  rebate  or  give-up,  or to
                         participate in any reciprocal business arrangement with any General Partner or an Affiliate thereof;
                             (viii) to cause the Fund to acquire a Facility that
                         is under construction without completion bonds, fixed price guarantees or other satisfactory arrangements; or
                             (ix) to cause the Fund to acquire a  Facility  that
                         is owned or under development by a Sponsor or a program, partnership or other venture in which the Sponsor has an interest, other than the seven Facilities specifically identified in the Prospectus.

                    Section 5.6 Duties and Obligations of the General Partners
                         A. The General  Partners shall take all action that may
                    be necessary or appropriate (i) for the continuation of the Fund's existence as a limited partnership under the Act (and under the laws of each other jurisdiction in which such existence is necessary to protect the limited liability of the Investors and the Limited Partners or to enable the Fund to conduct the business in which it is engaged), and (ii) for the acquisition, maintenance, preservation and operation of the Operating Partnerships and the Facilities in
                    accordance with the provisions of this Agreement and applicable laws and regulations. The General Partners shall devote to the Fund such time as may be necessary for the proper performance of their duties hereunder, but neither the General Partners nor any of their Affiliates shall be expected to devote their full time to the performance of such duties. The General Partners or their Affiliates may act as general or managing partners for other partnerships engaged in businesses similar to that conducted by the Fund. Nothing herein shall limit the General Partners or their Affiliates from engaging in any such business activities, or any other activities which may be competitive with the Fund, and the General Partners or their Affiliates shall not incur any obligation, fiduciary or otherwise, to disclose or offer any interest in such activities to any party hereto.
                       B. The General Partners shall at all times conduct their
                    affairs, the affairs of all their Affiliates and the affairs of the Fund in such a manner that no Limited Partner or Investor (except a Limited

                          Partner or Investor who is also a General Partner) will have any personal liability for Fund debts except as otherwise set forth herein and in the Prospectus.
                               C. The General  Partners  from time to time shall
                          prepare and file such certificates (or amendments thereto) and other similar documents as are required by the Act, and in the proper office or offices in each other jurisdiction in which the Fund is formed or qualified, any certificates and other documents required by the applicable statutes, rules or regulations of any such jurisdiction.
                               D. The General Partners shall prepare or cause to
                          be prepared, and shall file, on or before the due date (or any extension thereof), any federal, state or local tax returns required to be filed by the Fund. The General Partners shall cause the Fund to pay any taxes payable by the Fund to the extent same are not payable by any other party.
                               E. The General  Partners shall obtain and keep in
                          force, or cause to be obtained and kept in force during the term hereof, fire and extended coverage, workmen's compensation, and public liability insurance in favor of the Fund and the Operating Partnerships with such insurers and in such amounts as the General Partners deem advisable, but in amounts not less (and with deductible amounts not greater) than those customarily maintained with respect to nursing centers comparable to the Facilities.
                               F.  The  General   Partners   shall  be  under  a
                          fiduciary duty to conduct the affairs of the Fund in the best interests of the Fund, including the safekeeping and use of all Fund funds and assets, whether or not in the General Partners' possession or control, and the use thereof for the benefit of the Fund. The General Partners shall not enter into any contract or agreement relieving them of their common law fiduciary duty. The General Partners shall at all times act in good faith and exercise due diligence in all activities relating to the conduct of the business of the Fund. The General Partners shall treat the Investors as a group and shall not favor the interests of any particular Investor.
                               G. The General  Partners  shall cause the Fund to
                          commit a percentage of the Gross Proceeds of the Offering to investment in the Facilities which is equal to the greater of. (i) 86.5% of the Gross Proceeds of the Offering reduced by.1625% for each 1% of financing of the Fund; or (ii) 73.5% of the Gross Proceeds of the Offering. For the purpose of this
                          Section 5.6G, the percent of financing of Facilities owned by the Fund shall be determined by dividing the amount of financing of the Facilities by the purchase price of the Facilities, excluding Front-End Fees. The proceeds of the Offering will be invested in Facilities within two years of the date of the Prospectus.
                               H. Except for payment of the Selling  Commissions
                          and the re-allowance of the Due Diligence Expense Reimbursement Fee, the General Partners shall not directly or indirectly pay or award any commission or other compensation to any Person engaged by a potential Investor for investment advice as an inducement to such advisor to advise the purchase of Units.
                               I.  On  loans  made  available  to the  Fund by a
                          General Partner, the General Partner may not receive interest or similar charges or fees in excess of the amount which would be charged by unrelated lending institutions on comparable loans for the same purpose, in the same locality of the property if the loan is made in connection with a particular property. No prepayment charge or penalty shall be required by the General Partner on a loan to the Fund secured by either a first or a junior or all-inclusive trust deed, mortgage or encumbrance on the property, except to the extent that such prepayment charge or penalty is attributable to the underlying encumbrance. In no event shall any loans provided by a General Partner to the Fund provide for scheduled principal payments over a period of 48 or more months or provide that less than 50% of the principal amounts of such loan is scheduled to be paid during the first 24 months.
                               J. The General Partners shall not reinvest Net
                          Cash Flow or Net Proceeds of Sale or Refinancing.
                               K The General  Partners in their capacity as such
                          or in their capacity as general partners of the Operating Partnerships which may hold title to a Facility shall not do or cause such Operating Partnership to do any act which would not be permitted under this Partnership Agreement to be done by it as the General Partner if title to the Facility were held directly by the Fund and shall in general act and cause the Operating Partnership to act in such capacity in the same manner as if title to the Facility were held directly by the Fund.

                    Section 5.7 Compensation of General Partners
                         Except as  expressly  provided  in  Articles  IV and IX
                    herein, the General Partners shall receive no fees, salaries, profits, distributions, reimbursement or other compensation for serving as General Partners.

                    Section 5.8 Other Businesses of Partners
                         Neither the Fund nor any Partner or Investor shall have
                    any rights or obligations, by virtue of this Agreement, in or to any independent ventures of any nature or description, or the income or profits derived therefrom, in which a Partner or Investor may engage, including, without limitation, the ownership, operation, management, syndication and development of other real estate projects, even if in competition with the Facilities.

                    Section 5.9 Liability of General Partners and Affiliates to Limited Partners or Investors
                         The General  Partners and the Affiliates of the General
                    Partners performing certain services on behalf of the Fund shall not be liable, responsible, or accountable, in liabilities, damages or otherwise, to any Investor, Limited Partner or the Fund for any loss, judgment, liability, expense or amount paid in settlement of any claims sustained which arise out of any act or omission performed or omitted by them within the scope of the authority conferred on them by this Agreement, provided that the General Partners determine, in good faith, that such act or omission was in the best interests of the Fund, except for acts of negligence or misconduct or for damages arising from any misrepresentation or breach of an agreement with the Fund. The Fund shall not incur the cost of that portion of any liability insurance which insures a General Partner or the Affiliates of the General Partners performing certain services on behalf of the Fund against any liability as to which a General Partner or Affiliate may not be indemnified under Section 5.10 herein.

                    Section 5.10 Indemnification
                         A. The General Partners and the Affiliates of the General Partners performing certain services on behalf of the Fund shall be indemnified to the full extent provided by law for any loss, judgment, liability, expense or amount paid in settlement of any claims sustained by them which arise out of any act or omission performed or omitted by any or all of them within the scope of the authority conferred on them by this Agreement, if the General Partners determine, in good faith, that such act or omission was in the best interests of the Fund and that such act or omission did not constitute negligence or misconduct or breach of any other agreement with the Fund, provided that any indemnity under this Section shall be provided out of and to the extent of Fund assets only, and no Investor or Limited
                    Partner  shall  have  any  personal   liability  on  account
                    thereof.
                         B. Notwithstanding Section 5. 10A, the General Partners
                    and the Affiliates of the General Partners performing certain services on behalf of the Fund and any person acting as a Broker-Dealer shall not be 'indemnified by the Fund for any liability, loss or damage incurred by any or all of them in connection with (i) any claim or settlement arising under federal or state securities laws unless (a) there has been a successful adjudication on the merits of each count involving such securities laws violations as to the particular indemnities and the court approves indemnification of the litigation costs, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnities and the court approves indemnification of the litigation costs, or (c) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, after being advised as to the current position of the Securities and Exchange Commission, the Massachusetts Securities Division, the California Commissioner of Corporations, the Pennsylvania Securities Commission, the Tennes- see Securities Commission and such other state securities administrators, as shall be required by such court, regarding indemnification for violations of securities law; or (ii) any liability imposed by law, including liability for negligence or misconduct.

                                   ARTICLE VI
                 TRANSFERABILITY OF A GENERAL PARTNER'S INTEREST

                           Section 6.1 Removal, Voluntary Retirement or
                           Withdrawal of a General Partner; Transfer of
                           Interests
                               A. A General Partner may be removed in the manner
                           specified in Section 5.3A herein.
                               B. No General Partner may voluntarily withdraw or
                           retire from its position as a General Partner of the Fund unless another General Partner (including any Additional or Successor General Partner admitted pursuant to Section 6.2) remains, and unless (i) counsel for the Fund is of the opinion that such voluntary retirement or withdrawal from the Fund win not cause the Fund: (a) to be dissolved under the Act; (b) to be classified other than as a partnership for federal income tax purposes; or (c) to terminate for federal income tax purposes; and (ii) the approval of the remaining General Partner(s) and the Consent of the Investors to such voluntary retirement or withdrawal is obtained.
                               C. A General Partner who  voluntarily  retires or
                           withdraws  from the Fund in violation of this Section
                           6.1 shall be and remain liable to the Fund and the Partners for damages resulting from the General Partner's breach of this Agreement, and, without limitation of remedies, the Fund may offset such damages against the amounts otherwise distributable to the retiring or withdrawing General Partner.
                               D. No  General  Partner  shall  have the right to
                           sell, exchange, or otherwise dispose of all or any portion of its Interest unless the proposed assignee or transferee of all or a portion of the Interest of such General Partner is admitted as a Successor or Additional General Partner to the Fund pursuant to the provisions of Section 6.2 prior to any such sale, exchange or other disposition.
                               E. The  voluntary  retirement  or withdrawal of a
                           General Partner shall become effective only upon (i) receipt by the Fund of the opinions of counsel referred to in Section 6.1(B)(i); (ii) receipt by the Fund of the approval and consent referred to in
                           Section 6.1B(ii); and (iii) the amendment of the Fund's Certificate to reflect such withdrawal or retirement and its filing for recordation.

                           Section 6.2 Election and Admission of Successor or
                              Additional General Partners
                               A.  By the  Majority  Vote  of the  Investors,  a
                           Successor General Partner may be elected to replace a General Partner removed in the manner described in
                           Section 5.3A herein.
                               B. Except as otherwise expressly provided herein,
                           no Person shall be admitted as a Successor or Additional General Partner unless (i) counsel for the Fund is of the opinion that the admission of such Successor or Additional General Partner will not cause the Fund to be classified other than as a partnership for federal income tax purposes or cause the Fund to terminate for federal income tax purposes; (ii) the consent of the then existing General Partner(s) is obtained; and (iii) the Consent of the Investors to such admission has been obtained.
                               C. The admission of such  Successor or Additional
                           General Partner shall become effective upon (i) receipt by the Fund of the opinion referred to in
                           Section 6.2B(i); (ii) receipt by the Fund of the consents referred to in Section 6.2B(ii) and (iii), if applicable; and (iii) the amendment of the Certificate to reflect the admission of the Successor or Additional General Partner and its filing for recordation.

                           Section 6.3 Events of Withdrawal of a General Partner
                               A. In  addition to a  voluntary  withdrawal  of a
                           General  Partner  pursuant to Section 6.lE or Section
                           5. 1E, a General  Partner shall be deemed to withdraw
                           (i) if the General Partner assigns all of his Interest in the Fund, (ii) if the General Partner is removed pursuant to Section 5.3A; and (iii) upon the following acts or events: (a) if a natural person, upon his death or the entry by a court of competent jurisdiction that such General Partner is incompetent to manage his person or his property; (b) if a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; and (c) if a partnership, the dissolution and commencement of winding up of the General Partner. To the maximum extent permitted by the Act, no other act or event shall be deemed an event of withdrawal of a General Partner or serve to convert a General Partner to a Limited Partner.
                         B. In the event of the withdrawal of a General  Partner
                    who is not then the sole General Partner, the remaining General Partner or General Partners may elect to continue the Fund, and if such election is made, shall promptly give Notification of such event and shall make and file such amendments to the Certificate as are required by the Act to reflect the fact that the withdrawn General Partner has ceased to be a General Partner of the Fund.
                         C. In the event of the withdrawal of a General  Partner
                    and the remaining General Partner does not elect to continue the Fund or in the event of the withdrawal of a sole General Partner, the withdrawn General Partner, or its successors, representatives, heirs or assigns shall promptly give Notification of such withdrawal to all remaining Partners and Investors. In such event, the Fund shall be dissolved unless, within 90 days after the withdrawal of the General Partner, the Investors, by the Majority Vote of the Investors, agree in writing to continue the business of the Fund and to the appointment, effective as of the date of withdrawal of the sole General Partner, of one or more Additional General Partners. If the Investors elect to reconstitute the Fund and agree to admit a substitute General Partner, the relationship of the Investors and of substitute General Partner in the Fund shall be governed by this Agreement.

                    Section 6.4 Liability of a Withdrawn General Partner
                         A. Any  General  Partner  who  withdraws  from the Fund
                    shall be, and remain, liable for all obligations and liabilities incurred by it as General Partner' prior to the time such withdrawal becomes effective. In addition, a General Partner who voluntarily withdraws in violation of this Agreement shall be subject to the liability described in Section 6.l C.
                         B.  Upon the  withdrawal  of a  General  Partner,  such
                    General Partner shall immediately cease to be a General Partner, and, unless a Successor General Partner has acquired the Interest of the withdrawing General Partner pursuant to Section 6.5, the withdrawn General Partner's Interest shall be converted to a limited partner Interest of a new class. Such conversion shall not affect any rights or liabilities of the withdrawn General Partner, except that such General Partner shall no longer participate in the management of the Fund.
     C. The personal representatives, heirs, successors or assigns of any General Partner who with- draws from the Fund shall be, and remain, liable for all obligations and liabilities incurred by the General Partner prior to, or in connection with, its withdrawal. Section 6.5 Valuation of Partnership Interest of General Partner Upon the voluntary or involuntary withdrawal of a
                    General Partner, the Fund or a Successor General Partner may purchase the Fund Interest of the withdrawn General Partner at any time subsequent to withdrawal. The price of the withdrawn General Partner's Interest shall be determined by two (2) independent appraisers, one selected by the withdrawn General Partner and one selected by the remaining General Partner, or if none is remaining, by the Investors. If the two appraisers are unable to agree on the value of the General Partner's Interest, they shall jointly appoint a third independent appraiser whose determination shall be final and binding. The Fund shall then pay the withdrawn General Partner the price of its Interest as a General Partner as so determined. The expense of the appraisals shall be borne equally by the terminated General Partner and the Fund. If the withdrawal is involuntary, payment shall be made by delivery of a promissory note bearing interest payable semiannually at a floating rate of interest equal to the lowest rate permitted under the Code to avoid the imputation of interest income to the withdrawn General
                    Partner, payable in five equal annual installments, the first installment to be paid as soon as practicable after the appraisal, and prepayable at any time. If the withdrawal is voluntary, payment shall be made by delivery of a promissory note bearing no interest, with principal payable only from distributions which the withdrawn General Partner would have received under this Agreement had the General Partner not withdrawn. Immediately upon receiving the note, the withdrawn General Partner shall cease to be a Partner of the Fund for all purposes, except that the withdrawn General Partner shall continue to be subject to Section 6.4 hereunder. All amounts received pursuant to this Section 6.5 shall constitute complete and full discharge for all amounts owing to the withdrawn General Partner on account of its Interest in the Fund. Any disputes regarding valuation or payment pursuant to this Section which are not resolved in a binding manner by the provisions of this Section shall be resolved by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the terminated General Partner and the Fund.

                                   ARTICLE VII
                   ASSIGNMENT OF ASSIGNEE UNITS TO INVESTORS;
             TRANSFERABILITY OF LIMITED PARTNER INTERESTS AND UNITS

                      Section 7.1 Assignment of the Assignee Units to Investors
                                A. Pursuant to Sections 3.2 and 7.1C hereof, the
                           Assignor Limited Partner shall assign to each Investor Assignee Units equal to the number of Units purchased by each Investor in the Offering.
                                B. Except as provided  in Section  7.1.A  above,
                           the Assignor Limited Partner may not transfer a Limited Partnership Interest without the prior written consent of the General Partners. The Assignor Limited Partner shall have no right to vote or consent with respect to Units owned by the Assignor Limited Partner for its own account and such Units shall not be considered outstanding Units for purposes of determining whether the Majority Vote of the Investors or the Consent of the Investors has occurred. The Assignor Limited Partner, by the execution of this Agreement, acknowledges and agrees that the Assignor Limited Partners management will have fiduciary responsibility for the safekeeping and use of all funds and assets of the Investors, whether or not in the Assignor Limited Partners management's possession or control, and that the management of the Assignor Limited Partner will not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Investor. The Assignor Limited Partner agrees not to contract away the fiduciary duty owed to the Investors by the Assignor Limited Partner's management under the common law of agency.
                                C. Except as set forth in Section 7.1G, the Assignor Limited Partner, by the execution of this Agreement, irrevocably transfers and assigns to the Investors all of the Assignor Limited Partner's rights and interest in and to the Assigned Limited Partnership Interests, as of the time that payment for such Assigned Limited Partnership Interests is received by the Fund and such Assigned Limited Partnership Interests are credited to the Assignor Limited Partner on the books and records of the Fund. The rights and interest so transferred and assigned shall include, without limitation, the following:
                                    (i) all rights to receive distributions of
                              uninvested Capital Contributions pursuant to Sec-
                                tions 3.2 and 3.3;
                                    (ii)   all    rights   to    receive    cash
                                    distributions  pursuant to Article IV; (iii)
                                    all  rights in  respect  to  allocations  of
                                    Profit and Loss pursuant to Article IV; (iv)
                                    all    other    rights   in    respect    of
                                    determinations     of    allocations     and
                                    distributions pursuant to
                                Article IV;
                                    (v) all rights to consent to the admission
                              of successor or additional General Partners pursu-
                                ant to Sections 6.1 and 6.2;  (vi) all rights to
                                    receive any proceeds of  liquidation  of the
                                    Fund  pursuant  to  Section  8.2;  (vii) all
                                    rights to inspect  books and  records and to
                                    receive  reports   pursuant  to  Article  X;
                                    (viii) all voting rights, rights to attend or call meetings and other such rights; and
                                    (ix) all rights which the Limited Partners have, or may have in the future, under the Act.
     D. The General Partners, by the execution of this Agreement, irrevocably consent to and acknowledge that (i) the foregoing transfer and assignment pursuant to Section 7.1 by the Assignor

                   Limited  Partner to the  Investors  of the  Assignor  Limited
                   Partner's rights and interest in the Assigned Limited Partnership Interests is effective, and (ii) the Investors are intended to be and shall be third party beneficiaries of all rights and privileges of the Assignor Limited Partner in respect of the Assigned Limited Partnership Interests. The General Partners covenant and agree that, in accordance with the foregoing transfer and assignment, all the Assignor Limited Partner's rights and privileges in respect of Assigned Limited Partnership Interests may be exercised by the Investors including, without limitation, those cited in
                   Section 7.l.
                        E. In accordance with the transfer and assignment described in Section 7.1, Investors shall have the same rights that the Limited Partners have under this Agreement and under the Act.
                        F. The General  Partners shall amend the  Certificate to
                   reflect the crediting of the Assignor Limited Partner with the Capital Contributions made by Investors on a monthly basis or at such other intervals as may be required by the Act.
                        G. Notwithstanding the assignment of the Assigned Limited Partnership Interests referred to in this Section 7.1, the Assignor Limited Partner shall retain legal title to and be and remain a Limited Partner of the Fund.

                   Section 7.2 Transferability of Units
                        A. Transfers or assignments of Units are subject to the
                    consent of the General Partners.
                        B. The General Partners shall consent to a transfer of a
                    Unit except the General Partners shall not consent if one or more of the following transfer restrictions applies:
                            (i) No sale or  exchange  of any Units shall be made
                        if the Units sought to be sold or exchanged, when added to the total of all other Units sold or exchanged within a period of 12 consecutive months prior thereto, would, in the opinion of counsel for the Fund, result in the Fund being considered to have terminated within the meaning of Section 708 of the Code. The General Partners shall give Notification to all Investors in the event that sales or exchanges should be suspended for this reason. All deferred sales or exchanges shall be made (in chronological order to the extent practicable) as of the first day of the fiscal year beginning after the end of any such 12-month period, subject to the provisions of this Article VII.
                            (ii) No transfer or  assignment of any Unit shall be
                        made if a counsel for the Fund is of the opinion that the particular transfer or assignment would be in violation of any federal or state securities laws (including any investment suitability standards) applicable to the Fund or would cause the Fund to be classified other than as a partnership for federal income tax purposes.
                            (iii) No transfer or assignment of any Unit shall be
                        made if, in the  opinion of  counsel  to the Fund,  such
                        transfer would cause the Fund to be treated as a "publicly traded partnership" under Sections 7704 and 469(k) of the Code.
                            (iv) No  transfer  or  assignment  of Units shall be
                        made after which any transferor or transferee would hold
                        (a) less than 200 Units, unless such transferor would own zero Units or (b) a number of Units not evenly divisible by four.
                            (v) No transfer or  assignment  of any Unit shall be
                        made if it would result in the assets of the Fund being treated as "plan assets" or the transactions contemplated hereunder to be prohibited transactions under ERISA or the Code.
                            (vi) No  transfer or  assignment  of a Unit shall be
                        made to a foreign person under the Code or a minor or incompetent (unless such transfer or assignment shall be made to a legal guardian on such person's behalf).
                            (vii) No  transfer  or  assignment  shall be made if
                        such transfer or assignment would result in the Fund being disqualified to participate in any government program involving the business of the Fund or in the opinion of the General Partners would otherwise adversely impact upon the business or operations of the Fund.

                              C. In order to  record  a trade on its  books  and
                           records,  the  Fund  may  require  such  evidence  of
                           transfer or assignment and authority of the transferor or assignor (including signature guarantees), an opinion of counsel to the effect that there has been no violation of federal or state securities laws in the assignment or transfer, evidence of the transferee's suitability under state securities laws, and the written acceptance and adoption by the transferee of the provisions of this Agreement, as the General Partners may determine. The Administrative General Partner may charge a transfer fee (not to exceed $100) sufficient to cover all reasonable expenses connected with such transfer.
                               D. In no event shall an Investor be permitted to
                           transfer a fraction of a Unit.

                           Section 7.3  Death,  Bankruptcy  or  Adjudication  of
                               Incompetence  of an Investor or a Limited Partner
                               Upon  the  death  of  an  Investor  or a  Limited
                               Partner, his executor, administrator, or trustee,
                               or, if
                           he is adjudicated incompetent or insane, his committee, guardian, or conservator, or, if he becomes bankrupt, the trustee or receiver of his estate, shall have all the rights of an Investor or a Limited Partner for the purpose of settling or managing his estate and shall have whatever power the deceased or incompetent Investor or Limited Partner possessed to assign all or any part of his Units or Interest. The death, dissolution, adjudication of incompetence, or bankruptcy of an Investor or a Limited Partner shall not dissolve the Fund.

                           Section 7.4 Effective Date
                               The Fund shall recognize the transferee of a Unit
                           as an Investor on the Fund's books and records on the first business day of the next calendar month after the month in which the Fund receives all necessary documentation and consents required to effect the transfer of his Units.

                           Section 7.5 Substitute Limited Partners
                               Any  Investor  may elect to  become a  Substitute
                           Limited  Partner  upon (i) signing a  counterpart  of
                           this Agreement and any other instrument or instruments deemed necessary by General Partners, including a Power of Attorney in favor of the General Partners as described in Section 12.l.A hereof, and
                           (ii) paying a fee equal to the actual costs and expenses incurred by the Administrative General Partner for legal and administrative costs and recording fees. Investors who elect to become Substitute Limited Partners will receive one Limited Partnership Interest for each Unit they convert and will not be able to re-exchange their Limited Partnership Interests for Units. The Capital Account of the former Investor attributable to transferred Units shall be credited to the Capital Account of the Substitute Limited Partner. The Fund's Certificate will be amended no less often than quarterly, if required by applicable law, to reflect the Substitution of Limited Partners.

                           Section 7.6 Retirement or Withdrawal of an Investor

                               A. No Investor shall have the right to voluntarily retire or withdraw from the Fund unless the General Partners shall have consented to such voluntary retirement or withdrawal by an Investor. Upon the retirement or withdrawal of an Investor: (i) the Interest of such retiring or withdrawing Investor shall thereafter belong to the Fund; (ii) such retiring or withdrawing Investor shall not be entitled to receive distributions with respect to any periods after the time of such retirement of withdrawal; and (iii) such retiring or withdrawing Investor shall not be entitled to receive any amount for the fair value of his Units as of the date of his retirement or withdrawal, other than as agreed to by the General Partners and the withdrawing Investor. The General Partners shall not consent to the voluntary retirement or withdrawal of an Investor if the General Partners receive an opinion of counsel to the Fund that such retirement or withdrawal would cause the Fund to be classified other than as a partnership for federal income tax purposes, or cause the Fund to terminate for federal income tax purposes.
                               B. At any time after the Termination  Date of the
                           Offering, the Fund may, in its sole discretion, in response to the request of an Investor, repurchase any or all of the Units of such Investor upon mutually agreeable terms, provided that such repurchase does not materially impair the capital or operation of the Fund. The determination to repurchase Units will be made in the sole discretion of the General Partners. The determination of the value of the repurchased Units will be based upon, among other factors, the current fair market value of the Facilities and the Fund Property, less all Fund debts and obligations. The Fund will not repurchase Units prior to the Termination Date of the Offering and is not obligated to repurchase Units at any time. Units acquired by the General Partners and their Affiliates or by the Assignor Limited Partner will not be eligible for repurchase by the Fund. Units purchased by the Fund during any month shall be deemed canceled effective as of the first day of the month following the effective date of such purchase.

                                  ARTICLE VIII
              DISSOLUTION, LIQUIDATION AND TERMINATION OF THE FUND

                   Section 8.1 Events Causing Dissolution
                       A. The Fund shall dissolve and its affairs shall be wound
                     up upon the first to occur of the following events:
                            (i) the expiration of its term;
                            (ii) the withdrawal of a General Partner, unless the
                     Fund is continued pursuant to Sections 6.3B or 6.3C;
                            (iii) the Sale of all or substantially all Fund Property (excepting (a) a disposition thereof which, in the opinion of counsel to the Fund, qualifies, in whole or in part, under Section 1031 or Section 1033 of the Code or (b) a Sale in which the Fund receives Purchase Money Financing, in which case the Fund shall dissolve upon receipt of the final payment thereunder);
                            (iv) the election by the General Partners, with the
                       Consent of the Investors, to dissolve the Fund;
                            (v) by the Majority Vote of the Investors pursuant to Section 5.3A to dissolve the Fund; or (vi) the happening of any other event causing the dissolution of the Fund under applicable law.
                       B. Dissolution of the Fund shall be effective on the day on which the event occurs giving rise to the dissolution. A certificate of cancellation shall be filed under the Act upon the dissolution and the commencement of winding up of the Fund; provided, however, that the Fund shall not terminate until the Fund Property has been distributed as provided in
                   Section 8.2. Notwithstanding the dissolution of the Fund, prior to the termination of the Fund, the business of the Fund and the affairs of the Partners, as such, shall continue to be governed by this Agreement.

                   Section 8.2 Liquidation
                       A. As soon as  practical  after  the  dissolution  of the
                   Fund, the General Partners, or if there are no General Partners, any Limited Partner or the liquidating trustee under the Act, as the case may be, shall give Notification to all the Limited Partners and Investors of such fact and shall prepare a plan as to whether and in what manner the Fund Property shall be liquidated. By the Majority Vote of the Investors, the assets of the Fund, subject to its liabilities (and the establishment of reserves, if necessary, for such liabilities), may be transferred to a successor Entity, upon such terms and conditions as are then agreed upon.
                       B. Unless the  Investors  agree to transfer the assets of
                   the Fund, subject to its liabilities, to a successor Entity pursuant to Section 8.2A, upon dissolution of the Fund, the General Partners, any Limited Partner or the liquidating trustee under the Act, as the case may be, shall liquidate the Fund Property, and apply and distribute the proceeds thereof in accordance with Section 4.4. A Partner or an Affiliate of a Partner may purchase such assets with the Consent of the Investors.
                       C. Notwithstanding the provisions of Section 8.2B, in the
                   event the General Partners, any Limited Partner, or the liquidating trustee under the Act, as the case may be, shall determine that an immediate sale of all or a portion of the Fund Property would cause undue loss to the Partners and

                           Investors, the General Partners, any Limited Partner, or the liquidating trustee under the Act, as the case may be, in order to avoid such loss, may, after having given Notification to all the Investors and Limited Partners, either defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Fund, or distribute the assets in kind to a liquidating trust to be held for the benefit of the Investors and Partners.

                           Section 8.3 Capital Contribution Upon Dissolution
                                Subject to the provisions of Section 5.9 of this
                           Agreement, each Investor and Partner shall look solely to the assets of the Fund for all distributions with respect to the Fund and his Capital Contribution and shall have no recourse (upon dissolution or otherwise) against any Partner or
                           Investor; provided, however, that upon the dissolution and termination of the Fund, the General Partners will make the Capital Contributions referred to in Section 3.1. All amounts so contributed by the General Partners shall be distributed first to the Fund's creditors entitled thereto, and the balance to the Investors and Partners in proportion to the positive balances in their Capital Accounts at the time of dissolution and termination of the Fund.

                                   ARTICLE IX
             CERTAIN PAYMENTS TO THE GENERAL PARTNERS AND AFFILIATES

                           Section 9.1 Reimbursement of Certain Costs and
                         Expenses of the General Partners and Affiliates
                               A. Subject to the provisions of Article V hereof,
                         the Fund shall be permitted to reimburse the
                           General Partners for the actual cost to the General Partners or any of their Affiliates of the Fund's operating expenses. In determining the actual cost to a General Partner or an Affiliate of a General Partner of goods and materials and administrative services, actual cost means the actual cost to a General Partner or an Affiliate of a General Partner of goods and materials used for or by the Fund and obtained from entities not affiliated with a General Partner, and actual cost of administrative services means the pro rata cost of personnel as if such persons were employees of the Fund. The cost for administrative services to be reimbursed to a General Partner or an Affiliate shall be at the lower of the General Partner's or Affiliate's actual cost or the amount the Fund would be required to pay to independent parties for comparable administrative services in the same geographic location. The General Partners shall use their best efforts to cause all of the Fund's expenses to be billed directly to and paid by the Fund to the extent practicable.
                               B. Subject to the  foregoing,  the Fund shall pay
                           all expenses (which expenses shall be billed directly to the Fund) of the Fund which may include but are not limited to: (a) all costs of personnel (excluding rent or depreciation, utilities, capital equipment, and other administrative items) employed full- or part-time by the Fund and involved in the business of the Fund and allocated pro rata to their administrative services performed on behalf of the Fund, including Persons who may also be officers or employees of the General Partners or their Affiliates (other than Controlling Persons); (b) all costs of borrowed money, taxes and assessments on Facilities and other taxes applicable to the Fund; (c) legal, audit, accounting, brokerage and other fees; (d) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an Interest or Unit or in connection with the business of the Fund; (e) fees and expenses paid to independent contractors, mortgage bankers, brokers and servicers, leasing agents, consultants, on-site property managers and other property management personnel (other than Controlling Persons and other officers of the General Partners or their Affiliates), real estate brokers, insurance brokers and other agents; (f) expenses in connection with the disposition, replacement, alteration, repair, remodeling, refurbishment, leasing, refinancing and operating of the Facilities (including the costs and expenses of foreclosures, insurance premiums, real estate brokerage and leasing commissions and of maintenance of such Facilities);
                           (g) expenses of organizing, revising, amending, converting, modifying or terminating the Fund; and
                           (h) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, or other disposition of Facilities or in connection with any meetings or votes if the Investors.

     C. Notwithstanding any other provision of this Agreement, no reimbursement shall be permitted for services for which the General Partners are entitled to compensation by way of a separate fee.

                    Section 9.2 Fees and Other Payments
                          A. The Fund shall cause the following payments and
                              fees to be paid to the General Partners or
                              their Affiliates:
                              (i) to the Selling Agent, the Selling Commissions and the Due Diligence Expense Reimbursement Fee.
                              (ii) to the Administrative General Partner, the Offering and Organization Expense Fee., (iii) to the Administrative General Partner, the Acquisition Fees and the prepaid terms and fees related to the acquisition of the Facilities and paid by the Administrative General Partner.
                              (iv) to certain Affiliates of the Development
                          General Partner and the Administrative Part-
                          ner, payments pursuant to the Partnership Interest Options, the Existing Partnership Interest Acquisition Agreements and the Development Partnership Interest Acquisition Agreements.
                              (v) to the Nursing Center Manager on behalf of the
                          Operating Partnerships, payments pursuant to the Management Agreements, provided that such payments do not exceed the lesser of (a) the fees which are competitive for similar types and quality of services in the geographic area of the Facility or (b) 6% of the gross revenues from the Facility to which the Management Agreement relates. Included in such management fee shall be bookkeeping services and fees paid to any party.
                              (vi) to the  Administrative  General Partner,  the
                          Development General Partner or their Affiliates, real estate brokerage commissions, payable upon the Sale of any Facility, provided that the General Partners or their Affiliates actually render real estate brokerage services in connection with such Sale. Any commissions paid to the General Partners and their Affiliates will be limited to one-half of the competitive real estate commission for like properties located in the same geographic area not to exceed 3% of the contract price for the Sale of the Facility, and will be subordinated to the payment to Investors of their Adjusted Capital Balance plus the unpaid portion, if any, of their Preferred Return. If more than one of the General Partners or their Affiliates is involved in rendering real estate brokerage services to the Fund, the commission will be divided between them commensurate with actual services rendered.
                              (vii) to First  Meridian  Mortgage  Corporation  a
                          Mortgage Placement Fee equal to .5% of the financing obtained to facilitate the acquisition of Operating Partnership Interests.
                              (viii) to the Administrative General Partner a fee
                          for 1988 equal to (i) $12,500 if the Operating Partnership Interest relating to Facility I is acquired, (ii) $25,000 if the Operating Partnership Interests relating to Facilities I and II are acquired, (iii) $37,500 if the Operating Partnership Interest relating to Facilities I, II and III are acquired or (iv) $50,000 if the Operating Partnership Interests relating to all of the Existing Facilities are acquired; and after 1988, a fee equal to the greater of $75,000 per year or .5% of the Fund's annual revenues for routine and recurring accounting and clerical services, communications, services and reports to Investors, and routine and recurring reports made to regulatory authorities. B. The total of the fees owed to the General Partners and their Affiliates, as set forth in subsection A. (i), (ii) and (iii) above, shall in no event exceed 16.6% of the Gross Proceeds of the Offering.

                                    ARTICLE X
                    BOOKS AND RECORDS; BANK ACCOUNTS; REPORTS

                          Section 10.1 Books and Records
                               A. Unless otherwise directed by the Administrative General Partner, the books and records of the Fund shall be maintained by the General Partners at the Fund's principal place of business. In all cases, said books and records shall be available for examination and copying by any Limited Partner, Investor or his duly authorized representatives, for any purpose related to the Limited Partner's or Investor's interest as a Limited Partner or Investor, at the expense of such Limited Partner or Investor, at any and all reasonable times. The Fund shall keep at its principal place of business, without limitation, the following records: true and full information regarding the status of the business and financial condition of the Fund; -promptly after becoming available, a copy of the Fund's federal, state and local income tax returns for each year; a current list of the names and last known business, residence or mailing addresses of each Partner and Investor; a copy of this Agreement and the Certificate and all amendments thereto; and other information regarding the affairs of the Fund as is just and reasonable. The current list of the names and last known business, residence or mailing addresses of each Partner and Investor shall be mailed to any Investor upon payment of a reasonable charge for copy work.
                               B. The Fund shall  keep its books and  records in
                          accordance with the accounting methods followed for federal income tax purposes, which shall reflect all Fund transactions and shall be appropriate and adequate for the Fund's business. The Fund's taxable year shall be a calendar year.

                          Section 10.2 Bank Accounts
                               A. The  General  Partners  shall  have  fiduciary
                          responsibility for the safekeeping and use of an funds and assets of the Fund, whether or not in their immediate possession or control. The General Partners shall not employ, or permit any other Person to employ, such funds in any manner except for the benefit of the Fund.
                               B. The bank accounts of the Fund shall be maintained in such banking institutions as the General Partners shall determine, and withdrawals shall be made only in the regular course of Fund business on the signature of a General Partner or such other signature or signatures as the General Partners may determine. All deposits and other funds may be deposited in interest bearing or non-interest bearing accounts guaranteed by federal authorities, invested in short-term United States Government or municipal obligations, or deposited with a banking institution selected by the General Partners.

                          Section 10.3 Reports
                               A. No later  than 75 days  after  the end of each
                          calendar year, the General Partners will furnish each Person who was an Investor or Limited Partner at any time during the fiscal year with all tax information relating to the Fund's performance for the preceding calendar year that is required to be set forth in the Investors and Limited Partner's federal and state income tax return.
                               B. Within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Fund, the General Partners will furnish to each Person who was an Investor or Limited Partner at any time during the fiscal quarter then ended, a report setting forth information with respect to the progress of the Fund's business, which report shall include:
                                    (i) an unaudited  balance sheet of the Fund;
                                    (ii) an unaudited statement of income for the quarter; (iii) an unaudited cash flow statement for the quarter; (iv) an unaudited statement setting forth the services rendered to, and fees received from,
                               the Fund by any Sponsor; and
                                    (v) other pertinent information concerning
                              the Fund and its activities during the quarter.

                          The various reports required  pursuant to this Section
                     10.3.B may be sent earlier than or separately from any of the other reports required pursuant to this Section 10.3.B, and the information required to be contained in any of the reports required pursuant to this Section 10.3.B may be contained in more than one report.
                          C. Within 120 days after the end of each fiscal  year,
                     the General Partners will furnish an annual report to each Person who was a Limited Partner or an Investor as of the last business day of the fiscal year then ended. Such annual report will include:
                              (i) a  balance  sheet as of the end of the  Fund's
                          fiscal year, statements of income, Partners' equity and changes in financial position, which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Accountants;
                              (ii) the breakdown of any Fund costs reimbursed to
                          a Sponsor and a statement setting forth in detail the services rendered to, and fees received from, the Fund by any Sponsor as verified by a review of the time records of, and the specific nature of the work performed by, individual employees, the cost of whose services were reimbursed (and within the scope of the annual audit by the Accountants shall be the obligation to verify the allocations of the costs reimbursed to a General Partner or Affiliate);
                              (iii) a cash flow statement; and
                              (iv) a report of the activities of the Fund during
                                         the fiscal year.
                          The annual  report shall also set forth  distributions
                     to the Investors for the period covered thereby and shall separately identify distributions from (a) Net Cash Flow during the period, (b) Net Cash Flow during a prior period which had been held as reserves, (c) Net Proceeds of Sale or Refinancing, and (d) Working Capital Reserves.
                          D. Within 45 days after the end of each fiscal quarter
                     in which a Sale or Refinancing occurs, the General Partners shall send to each Person who was an Investor as of the close of business on the first business day of the month that includes the date of occurrence of the Sale or Refinancing, a report as to the nature of the Sale or Refinancing and as to the Profit or Loss arising from the Sale or Refinancing.
                          E. The General  Partners  will prepare and timely file
                     with appropriate federal and state regulatory authorities all reports required to be filed with such entities under then-applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory authorities. Upon request, copies of such reports will be furnished to any Investor or Limited Partner for any purpose reasonably related to the Investor's or Limited Partner's interest as an Investor or a Limited Partner. In the event that any regulatory authority promulgates rules or amendments thereto that would permit a reduction in any of the reporting requirements to which the Fund is subject under this Agreement at the time of the execution hereof, the Fund may cease to prepare and file any such reports in accordance with such rules or amendments.
                          F. The  Administrative  General Partner will maintain,
                     (i) for a period of at least four (4) years, a record of the information obtained to indicate that an Investor has met the suitability standards set forth in the Prospectus; and (ii) for a period of at least five (5) years, records of the appraisals made of the Properties, which appraisal records shall be available for inspection and copying by any Investor or Limited Partner for any purpose reasonably related to the Investor's or Limited Partner's interest as an Investor or a Limited Partner.

                     Section 10.4 Federal Tax Elections
                          The  Fund,  in the  sole  discretion  of  the  General
                     Partners, may make elections for federal tax purposes as follows:
                              (i) In case of a transfer of a Unit,  the Fund, in
                          the sole discretion of the General Partners, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law)
                                and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Fund.
                                    (ii)  The   General   Partners   may   elect
                                accelerated depreciation methods under the Code, or may elect straight-line depreciation over a period as long as 40 years if, in their sole discretion, the determination of the percentage of tax-exempt Investors becomes too cumbersome.
                                    (iii)  All  other   elections   required  or
                                permitted to be made by the Fund under the Code shall be made by the General Partners in such manner as will, in their sole opinion, be most advantageous to a Majority of the Investors. The Fund shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amount's. incurred by it for real estate taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

                                   ARTICLE XI
                              MEETINGS OF INVESTORS

                           Section I 1.1 Calling Meetings
                                Meetings of the Investors for any purpose may be
                           called by the General Partners and shall be called by the General Partners upon receipt of a request in writing signed by Investors having in the aggregate more than 10% of the outstanding Units. Upon receipt of a written request stating the purpose(s) of the meeting, the General Partners shall provide all Investors within IO days after receipt of such request with notice as described in Section 11.2. The meeting shall be held at a time and place convenient to the Investors.

                           Section 11.2 Notice, Procedure
                                Notice  of any  meeting  shall be  given  either
                           personally or by certified mail, not less than 15 days nor more than 60 days before the date of the meeting, to each Investor at his record mailing address. The notice shall be in writing, and shall state the place, date, hour, and purpose of the meeting, and shall indicate that it is being issued at or by the direction of the Partners or Investors calling the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the holders of more than 50% of the outstanding Units shall constitute a quorum at all meetings of the Investors; provided, however, that if there is no quorum present, holders of a majority in interest of the Investors present or represented may adjourn the meeting from time to time without further notice until a quorum is obtained. No notice of the time, place or purpose of any meeting of Investors need be given to any Investor who attends in person or is present by proxy (except when an Investor attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened), or to any Investor entitled to notice who, in a writing executed and filed with the records of the meeting, either before or after the time of the meeting, waives the notice requirement.

                           Section 11.3 Right to Vote
                                For the  purpose of  determining  the  Investors
                           entitled to vote at any meeting of the Fund, the General Partner or the Investors requesting the meeting may fix a date, in advance, as the record date for the determination of Investors entitled to vote. This date shall be not more than 50 days nor less than 10 days before any meeting.

                           Section 11.4 Proxies, Rules
                                Each   Investor  may  authorize  any  person  or
                           persons to act for him by proxy in all matters in which an Investor is entitled to participate, whether by waiving notice of any meeting, or voting or participating  at a  meeting.  Every  proxy  must  be
                           signed by the Investor or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Investor executing it. At each meeting of Investors the General Partners shall appoint officers and adopt rules as they deem appropriate for the conduct of the meeting.
                                                                 ARTICLE XII
                               GENERAL PROVISIONS

                     Section 12.1 Appointment of Administrative General Partner
                          as Attorney-in-Fact
                         A. Each Limited Partner and Investor  hereunder  hereby
                     irrevocably appoints and empowers the Administrative General Partner his attorney-in-fact to consent to or ratify any act listed in Subsections 5.4A(i) through (xix) of this Agreement after the Consent of the Investors thereto has been obtained, and to execute, acknowledge, swear to and deliver all agreements and instruments and file all documents requisite to carrying out the intentions and purposes contemplated in this Agreement, including, without limitation, the execution and delivery of this Agreement and all amendments hereto, the filing of all business certificates and necessary certificates of limited partnership and amendments thereto from time to time in accordance with all applicable laws and any certificates of cancellation. This power of attorney shall be deemed coupled with an interest, and shall not be affected by the subsequent disability or incapacity of the principal.
                         B. The appointment by all Limited Partners and Investors of the Administrative General Partner as attorney-in-fact shall be deemed to be a power coupled with an interest and shall survive the assignment by any Limited Partners or Investors of the whole or any part of his Interests or Units in the Fund.
                         C. The power of attorney granted by this Section 12.1
                     shall be governed by the laws of the State of Delaware.

                     Section 12.2 Waiver of Partition
                         Each Partner and  Investor,  on behalf of himself,  his
                     successors, representatives, heirs and assigns hereby waives any right of partition or any right to take any other action which otherwise might be available to him for the purpose of severing his relationship with the Fund or his interest in the assets held by the Fund from the interest of the other Partners or Investors.

                     Section 12.3 Notification
                         Any  Notification,  in order to be effective,  shall be
                     sent by registered or certified mail, postage prepaid, if to a Partner or Investor, to the address of the Partner or Investor set forth in the books and records of the Fund, and if to the Fund, to the principal place of business of the Fund set forth in Section 2.2 (unless Notification of a change of the principal office is given), the date of registry thereof or the date of the certification thereof being deemed the date of receipt of Notification; provided, however, that any written communication sent to a Partner or Investor or to the Fund and actually received by such Person shall constitute Notification for all purposes of this Agreement.

                     Section 12.4 Word Meanings
                         In this  Agreement,  the  singular  shall  include  the
                     plural and the masculine gender shall include the feminine and neuter and vice versa, unless the context otherwise requires.

                     Section 12.5 Binding Provisions
                         The covenants and agreements  contained herein shall be
                     binding upon, and inure to the benefit of, the heirs, personal representatives, successors and assigns of the respective parties hereto.

                     Section 12.6 Applicable Law
                         This  Agreement  shall be  construed  and  enforced  in
                     accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

                            Section 12.7 Counterparts
                                This  Agreement may be executed in any number of
                            counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding upon the date hereof. Each Additional or Successor General Partner shall become a signatory hereof by signing such number of counterparts of this Agreement and such other instrument or instruments, and in such manner as the General Partners shall determine, and by so signing, shall be deemed to have adopted and to have agreed to be bound by all the provisions of this Agreement; provided, however, that no such counterpart shall be binding until it shall have been signed by the Administrative General Partner.

                            Section 12.8 Separability of Provisions
                                Each  provision  of  this  Agreement   shall  be
                            considered separable, and if for any reason any provision or provisions hereof are determined to be invalid or contrary to any existing or future law, such invalidly shall not impair the operation of or affect those portions of this Agreement which are valid.

                            Section 12.9 Paragraph Titles
                                Paragraph  titles are for  descriptive  purposes
                            only and shall not control or alter the meaning of this Agreement as set forth in the text.

                            Section 12.10 Entire Agreement
                                This  Agreement  and the exhibits and  documents
                            referred to herein constitute the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing.

                            Section 12.11 Amendments
                                A.  In  addition  to  the  amendments  otherwise
                            authorized herein, amendments may be made to this Agreement from time to time by the General Partners with the Consent of the Investors; provided, however, that without the consent of the Partners or Investors to be adversely affected by the amendment, this Agreement may not be amended so as to (i) convert an Investor's interest into a General Partner's interest; (ii) modify the limited liability of an Investor; (iii) alter the interest of a Partner or Investor in Net Cash Flow, Profit or Loss, or Net Proceeds of Sale or Refinancing; (iv) increase the amount of the Capital Contributions required to be paid by the Investors; or (v) extend the termination date specified in Section 2.4, except as provided in Section 12.11B.
                                B.  In  addition  to  the  amendments  otherwise
                            authorized herein, amendments may be made to this Agreement from time to time by the General Partners, without the consent of any of the Investors, (i) to add to the duties or obligations of the General Partners or surrender any right or power granted to the General Partners herein, for the benefit of the Investors; (ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (iii) to delete or add any provision of this Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or other federal agency or by a state securities commissioner or similar official and deemed by the commission, agency, commissioner, or official to be for the benefit or protection of the Investors; (iv) to take any actions necessary to cause the assets of the Fund to come within the exclusions from the definition of "plan assets" contained in Section 2550.40lb-1 of Title 29 of the Code of Federal Regulations; and (v) to give effect to any action permitted pursuant to Section 5.2; provided, however, that no amendment shall be adopted pursuant to this Section 12.2.B unless its adoption (1) is for the benefit of or not adverse to the, interests of the Investors; (2) is consistent with Section 5.2;
                     (3) does not affect the distribution of Net Cash Flow or Net Proceeds of Sale or Refinancing or the allocation of Profit or Loss among the Investors as a class and the General Partners as a class, except as provided in clause
                     (y) below; and (4) does not affect the limited liability of the Investors or the status of the Fund as a partnership for federal income tax purposes. In addition to the amendments otherwise authorized herein, amendments may be made to this Agreement (x) prior to or in connection with the initial closing of the sale of Units pursuant to the Offering, so long as purchasers are given notice of the amendment prior to the closing, and (y) to amend provisions of Article IV of this Agreement relating to the allocations of Profit or Loss and to distributions of Net Cash Flow or Net Proceeds of Sale or Refinancing among the Partners and Investors if the Fund is advised at any time by the Fund's Accountants and counsel that the allocations provided in
                     Article IV of this Agreement are unlikely to be respected for federal income tax purposes. The General Partners are empowered to amend the distribution and allocation provisions of Article IV pursuant to Section 12.11B(y) to the minimum extent necessary in accordance with the advice of the Fund's Accountants and counsel to effect the plan of distribution of Net Cash Flow and Net Proceeds of Sale or Refinancing, and, consistent therewith, the allocations of Profit and Loss provided in this Agreement. New allocations made by the General Partners in reliance upon the advice of the Fund's Accountants and counsel shall be deemed to be made pursuant to the fiduciary obligation of the General Partners to the Fund and the Investors, and no such new allocations shall give rise to any claim or cause of action by any Investor. This Section 12.11 shall be subject to the provisions of Section 5.9 of this Agreement.
                          C. If this  Agreement is amended as a result of adding
                     or substituting a Limited Partner or increasing the investment of a Limited Partner, the amendment shall be signed by the General Partners and by the Person to be substituted or added, or the Limited Partner increasing his investment in the Fund, and, if a Limited Partner is to be substituted, by the assigning Limited Partner. If this Agreement is amended to reflect the designation of an additional General Partner, the amendment shall be signed by the other General Partner or General Partners and by the additional General Partner. If this Agreement is amended to reflect the withdrawal of a General Partner when the business of the Fund is being continued, the amendment shall be signed by the withdrawing General Partner and by the remaining or successor General Partner or General Partners.
                          D. In making any  amendments,  there shall be prepared
                     and filed for recordation by the General Partners all documents and certificates required to be prepared and filed under the Act and under the laws of the other jurisdictions under the laws of which the Fund is then formed or qualified.
                          IN WITNESS  WHEREOF,  the parties hereto have executed
                     this Agreement as of the date first above written.

                                                   GENERAL PARTNERS:

                     ATTEST:                 MERIDIAN HEALTHCARE
                                INVESTMENTS, INC.
                                             (the Development General Partner)

                                             By:                        (SEAL)


                     ATTEST:                BROWN HEALTHCARE, INC.
                                            (the Administrative General Partner)

                                            By:                         (SEAL)

                         SUBORDINATED LIMITED PARTNERS:

                  ATTEST:                     MERIDIAN HEALTHCARE
                                INVESTMENTS, INC.


                                              By:                       (SEAL)

                                              REALTY ASSOCIATES 1988 LIMITED
                                   PARTNERSHIP

                                              By: RESIDUAL INVESTMENT
                             ASSOCIATES, A MARYLAND
                              LIMITED PARTNERSHIP,
                                              General Partner

                  ATTEST:                     By: A.B. RESIDUAL, INC.,
                                              General Partner


                                              By:                       (SEAL)


                            ASSIGNOR LIMITED PARTNER:

                  ATTEST:                     BROWN HEALTHCARE HOLDING
                                    CO., INC.


                                              By:                       (SEAL)